                                                                   EXHIBIT 10.09
         THIS LEASE is dated the 20th day of January, 2000.


                                                                  [OFFICE LEASE]


                                     LEASE




                                 B E T W E E N:




                             235 INVESTMENTS LIMITED

                                   [Landlord]




                                     - and -




                                VIALTA.COM, INC.

                                    [Tenant]







                                   Floor: 11TH

                                   Suite: 1102



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         THIS LEASE is dated the 20th day of January, 2000.

B E T W E E N:

                  235 INVESTMENTS LIMITED

                  ("Landlord")

                           OF THE FIRST PART;

                  - and -

                  VIALTA.COM, INC.

                  ("Tenant")

                           OF THE SECOND PART;




                                   BASIC TERMS

         The following are certain basic terms, which are part of, and are referred to in subsequent provisions of this Lease. Any conflict or inconsistency between these basic terms and the provisions contained elsewhere in this Lease will be resolved in favour of the provisions contained elsewhere in the Lease:

                  (a)      Leased Premises (Section 1.3)

                           (i)      Rentable Area:            6,297 square feet

                           (ii)     Floor:                    11th

                           (iii)    Suite No.:                1102

         The approximate location of the Leased Premises is outlined in red on the floor plan attached as Schedule "B".

                  (b)      Term (Section 1.1)

         The period commencing on the date (the "Commencement Date") which is the 1st day of MARCH, 2000; and expiring FOUR (4) years after the Commencement Date being FEBRUARY 29, 2004 (or the last day of the calendar month in which the Commencement Date occurs, if the Commencement Date is not the first day of a calendar month).



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                  (c)      Use (Section 6.1)

         The Leased Premises are to be utilized for computer website development and administration office.

                  (d)      Basic Rent (Section 3.2)

         An annual rate per square foot of the Rentable Area of the Leased Premises as follows:

        Period Rate

        March 1, 2000 to February 29, 2004                 $7.50 per square foot

                  (e)      Advance Rent (Section 3.3)

         Twenty Thousand Forty Four Dollars and Four Cents ($20,044.04).

                  (f)      Security Deposit (Section 12.6)

                  (g)      Letter of Credit (Section 13.13)

                  (h)      Address of Landlord (Section 13.9)

                           2 Carlton Street
                           Suite 909
                           Toronto, Ontario
                           M5B 1J3

                  (i)      Address of Tenant (Section 13.9)

                           235 Yorkland Boulevard
                           Suite 1102
                           Toronto, Ontario
                           M2J 4Y8

                  (j)      Name and Address of Indemnifier (Appendix "A")



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                                    ARTICLE 1
                   Term, Additional Areas and Leased Premises

         Section 1.1 Grant and Term. The Landlord leases to the Tenant, and the Tenant leases from the Landlord, the Leased Premises, to have and to hold for the Term and upon the terms and conditions and subject to the limitations set out in this Lease.

         Section 1.2 Use of Additional Areas. The Tenant's use of the Leased Premises includes the non-exclusive right of the Tenant and persons having business with the Tenant in common with the Landlord and all others entitled, to the use of the Common Areas and Facilities, subject to the terms of this Lease.

         Section 1.3 Leased Premises. As soon as reasonably possible after the Commencement Date and, if applicable, after any relocation, rearrangement, alteration, addition or reduction of or to the Leased Premises in accordance with this Lease, the Architect shall calculate the actual Usable Area and Rentable Area of the Leased Premises in accordance with Schedule "D".

                                    ARTICLE 2
                           Construction and Fixturing

         Section 2.1 Construction of the Leased Premises. The Landlord will, at its expense, complete the work designated as "Landlord's Work" in accordance with the provisions of Schedule "C" and the Tenant will, at its expense and within the time period set out herein, complete the work designated as "Tenant's Work" in Schedule "C". The Tenant acknowledges that minor modifications or alterations may be made by the Landlord to the Leased Premises from that shown on Schedule "B" during the completion of the Landlord's Work.

         The Tenant will examine the Leased Premises before taking possession and unless the Tenant serves the Landlord with written notice specifying any deficiencies or defects within ten (10) days after taking possession, the Tenant will be deemed to have examined the Leased Premises and to have agreed that they are in good order and that the Landlord's Work has been satisfactorily completed.

         Section 2.2 Construction Delays. The Tenant acknowledges that if there is a delay which results in the Landlord's Work not being completed on schedule, the Tenant shall and does hereby release the Landlord from all costs, expenses, claims, losses or damages suffered or incurred as a result of such delay whether or not caused, or to the extent contributed to, by the acts, omissions or negligence of the Landlord or those for whom it is at law responsible.

         Section 2.3 Architect. If there is a dispute as to (i) completion of the Landlord's Work or the Tenant's Work, or (ii) the availability of the Leased Premises for possession by the Tenant, or (iii) the Rentable or Usable Area of the Leased Premises, the opinion of the Architect will be final and binding.



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                                    ARTICLE 3
                                      Rent

         Section 3.1 Covenant to Pay. The Tenant will pay Basic Rent and Additional Rent without any set-off, deduction, abatement or demand. All Rent will be paid by the Tenant to the Landlord at the Landlord's address set out in Paragraph (h) of the Basic Terms and will be payable in lawful Canadian money.

         Section 3.2 Basic Rent.

                  (a) The Tenant will, from and after the Commencement Date and thereafter throughout the Term, pay to the Landlord as Basic Rent, in equal consecutive monthly installments in advance on the first day of each calendar month of each Lease Year, an annual sum based upon the annual rate specified in Paragraph (d) of the Basic Terms.

                  (b) Whenever the Usable Area and the Rentable Area of the Leased Premises are calculated by the Architect pursuant to Section 1.3, the Basic Rent and Additional Rent shall be adjusted retroactively to the Commencement Date.

                  (c) The Tenant shall deliver to the Landlord at the beginning of each Lease Year or at any other time during the Term if requested by the Landlord, one or more series of monthly post-dated cheques for such Rent as is payable by equal monthly installments under this Lease and such Lease Year or other period as is requested by the Landlord.

                  (d) At the Landlord's request, in lieu of the post-dated cheques referred to in Section 3.2(c), the Tenant will participate in a pre-authorized payment plan whereby the Landlord will be authorized to debit the Tenant's bank account each month or from time to time for such Rent as is payable by equal monthly installments under this Lease. Within five (5) days after such presentation by the Landlord, the Tenant will sign a form of application to the Tenant's bank, on the Landlord's standard form, to give effect to the foregoing.

         Section 3.3 Advance Rent. The sum specified in Paragraph (e) of the Basic Terms as Advance Rent shall be held by the Landlord without interest by the Landlord and applied on account of the Basic Rent first falling due and payable under this Lease.

         Section 3.4 Rent Past Due. If the Tenant fails to pay any Rent when due then, in addition to all other rights and remedies available to the Landlord, the unpaid amounts shall, upon demand from the Landlord, bear interest from the due date to the date of payment of an annual rate of four (4) percentage points above the Prime Rate, calculated and compounded monthly.

                                    ARTICLE 4
                      Taxes, Operating Costs and Utilities

         Section 4.1 Taxes Payable by Landlord. The Landlord will, subject to Sections 4.2, 4.3 and 4.4 pay all Taxes directly to the taxing authority. The Landlord may, nevertheless, defer payment of Taxes to the fullest extent permitted by law, so long as it diligently prosecutes any contest or appeal of Taxes.



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         Section 4.2 Taxes Payable by Tenant.

                  (a) If there are separate real property tax bills and separate real property assessment notices for the Leased Premises and the non-leasable areas of the Building and the Lands, subject to Section 4.2(b), the Tenant shall
(i) pay to the Landlord or to the taxing authorities if the Landlord so directs, and discharge during the Term and within the times provided for by the taxing authorities, all Taxes that are levied, rated, charged or assessed from time to time, respectively, against the Leased Premises or any part thereof, on the basis of a separate real property tax bill and separate assessment notice rendered by any lawful taxing authority; (ii) within ten (10) days after receipt of such separate real property tax bill and separate assessment notice, provide a copy thereof to the Landlord; (iii) promptly deliver to the Landlord receipts evidencing the payment of all such Taxes and such other information in connection therewith as the Landlord reasonably requires; and (iv) pay in accordance with Section 4.5, its Proportionate Share of all Taxes levied, rated, charged or assessed against the Building and the Lands including, without limitation, the Tenant's portion (as determined by the Landlord) of such Taxes levied or assessed against the Common Areas and Facilities but excluding all portions thereof designated or intended by the Landlord to be leased to tenants.

                  (b) If there are not separate real property tax bills and separate real property assessment notices for the Leased Premises and the non-leasable areas of the Property or, in any event, if the Landlord so elects, the Tenant shall not be required to pay the amounts described in Section 4.2(a) but shall pay monthly in advance or otherwise as the Landlord directs, in accordance with Section 4.5, its Proportionate Share of all Taxes allocated by the Landlord to the Property, including the Common Areas and Facilities but excluding any Taxes allocated by the Landlord to the Storage Areas which arc recovered from tenants in the Building pursuant to clauses in their respective leases requiring such contribution.

                  (c) If the Landlord determines that as a result of the construction or installation of any Leasehold Improvements or Fixtures in the Leased Premises or the use of the Leased Premises or the particular location of the Leased Premises within the Building, the Tenant's Proportionate Share of Taxes payable in accordance with Section 4.2(b) does not accurately reflect the proper share of the Taxes which should in the Landlord's opinion be payable by the Tenant, the Landlord may increase or decrease the Tenant's Proportionate Share of Taxes and the Tenant will pay such adjusted amount rather than the Tenant's Proportionate Share as set out in Section 4.2(b).

                  (d) If the Tenant elects to have the Leased Premises or any part thereof assessed for separate school taxes, the Tenant shall pay to the Landlord as Additional Rent, as soon as the amount of such separate school taxes is ascertained, any amount by which the amount of separate school taxes exceeds the amount which would otherwise have been payable for school taxes had such election not been made.

         Section 4.3 Business Taxes and Other Taxes of the Tenant.

                  (a) The Tenant will pay to the lawful taxing authorities or to the Landlord, as the Landlord directs, all Business Taxes imposed in respect of the Tenant's business and assets in, or use, enjoyment or occupancy of, the Leased Premises and the Building or any portion



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thereof. The Tenant shall promptly deliver to the Landlord receipts evidencing payment of all such Business Taxes and such other information in connection therewith as the Landlord reasonably requires.

                  (b) The Tenant shall give the Landlord at least fifteen (15) days' notice of its intention to appeal against the imposition of any Business Taxes. The Tenant will deliver to the Landlord such security for any increase in Taxes, Business Taxes or other taxes payable hereunder as the Landlord requires to ensure payment thereof. The Tenant will indemnify and hold the Landlord harmless from and against payment of all loss, costs, charges and expenses occasioned by or arising from all Taxes and Business Taxes payable by the Tenant and any taxes which may in future be levied in lieu of or in addition to such amounts or which may be assessed against any rentals payable pursuant to this Lease in lieu of such amounts, whether against the Landlord or the Tenant, including, without limitation, any increase in Taxes or Business Taxes arising directly or indirectly out of any appeal or contestation by the Tenant.

                  (c) The Tenant will pay to the Landlord (acting as agent for the taxing authority if applicable) or directly to the taxing authority (if required by the applicable legislation) in the manner specified by the Landlord, the full amount of all goods and services taxes, sales taxes, value-added taxes, multi-stage taxes, business transfer taxes, and any other taxes imposed on the Tenant in respect of the Rent payable by the Tenant under this Lease, or in respect of the rental of premises by the Tenant under this Lease (collectively and individually, "G.S.T."). Sales Taxes so payable by the Tenant will be: (i) calculated by the Landlord in accordance with the applicable legislation; (ii) paid by the Tenant at the same time as the amounts to which the Sales Taxes apply are payable to the Landlord under the terms of this Lease (or upon demand at such other time or times as the Landlord from time to time determines); and
(iii) considered not to be Rent, despite anything else in this Lease, but the Landlord will have all of the same remedies for and rights of recovery with respect to such amounts as it has for non-payment of Rent under this Lease or at law.

         Section 4.4 Tenant's Contribution to Operating Costs. The Tenant will pay to the Landlord, in accordance with Section 4.5, its Proportionate Share of Operating Costs. The Tenant acknowledges that Operating Costs may be allocated by the Landlord to the Office Area, the Retail Area, the Storage Areas and other components of the Building and that the Landlord may adjust Operating Costs or the denominator of the Tenant's Proportionate Share fraction in accordance with current practices relevant to multi-use commercial developments on a basis consistent with the benefits derived by the tenants of each component of the Building and having regard to the nature of the particular costs and expenses being allocated.

         Section 4.5 Payment of Taxes and Operating Costs.

                  (a) The amounts payable by the Tenant under Sections 4.2 and
4.4 (and under Section 4.3, if applicable) may be estimated from time to time by the Landlord and commencing on the Commencement Date, the Tenant shall pay the Landlord such estimated amounts in equal consecutive monthly installments in advance, on the first day of every month. The Landlord may from time to time revise any of such estimates and in such event the Tenant's monthly payments will be adjusted accordingly beginning with the first day of the month after the Landlord notifies the Tenant of the revised estimate and the adjusted monthly amounts.



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                  (b) As soon as reasonably practicable after the end of the period for which the estimated payments have been made, and at the expiry of the Term, the Landlord will determine and advise the Tenant in writing of the exact amounts payable by the Tenant under Sections 4.2 and 4.4 (and under Section 4.3, if applicable). If necessary, an adjustment will be made between the parties within fifteen (15) days after the Tenant has been advised of the actual amounts. The Tenant shall have the right to audit the Landlord's records, at the Tenant sole cost and expense, if a bona fide dispute arises.

         Section 4.6 Charges for Utilities.

                  (a) If there are separate meters (other than check meters) for any Utilities consumed in the Leased Premises, the Tenant will pay directly to the suppliers of such Utilities, the charges therefor.

                  (b) The cost of Utilities, excluding the amounts payable by the Tenant under Section 4.6(a), shall (A) if there is a meter for Utilities consumed only by the tenants on the floor on which the Leased Premises is located, be apportioned by the Landlord, on an equitable basis, amongst the tenants on the floor; or (B) be included in Operating Costs; except for (i) any additional charges for the supply of any excess Utilities in the Leased Premises, which shall be payable by the Tenant pursuant to Section 4.6(c), and
(ii) the cost of Utilities supplied for climate control services after Normal Business Hours, which shall be payable by the Tenant pursuant to Section 5.2(a)(i).

                  (c) In addition to but without duplication of the amounts payable by the Tenant under Section 4.6(a) and (b) and Section 5.2(a)(i), if the Landlord requires, the Tenant shall pay:

                           (i) an additional charge for the supply to and usage
of any excess Utilities in the Leased Premises, as reasonably determined by the Landlord and equally applied;

                           (ii) all costs incurred by the Landlord in
determining or allocating the additional charge for Utilities including, without limitation, professional engineering and consulting fees; and

                           (iii) an administration fee of fifteen percent (15%)
of the costs and charges referred to in subparagraphs (i) and (ii) above.

                  (d) The Tenant shall pay for the cost of any metering which the Tenant requests the Landlord to install in the Leased Premises, or which the Landlord wishes to install in the Building, for the purpose of assisting in determining the consumption of any Utility in the Leased Premises.

                  (e) The Landlord shall not be liable for, nor have any obligation with respect to any interruption, cessation or failure in the supply of any Utilities, services or systems in, to or serving the Building or the Leased Premises, whether or not supplied by the Landlord.



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                                    ARTICLE 5
                         Building - Control and Services

         Section 5.1 Control of the Building.

                  (a) The Landlord will operate and maintain the Building as would a prudent landlord of a similar office building having regard to size, age and location.

                  (b) The Building is at all times subject to the exclusive control, management and operation of the Landlord. The Landlord has the right with respect to such control, management and operation to:

                           (i) obstruct or close off all or any part of the
Property for the purpose of maintenance, repair or construction;

                           (ii) employ all personnel necessary for the operation
and management of the Building, either directly or through a third party property management company;

                           (iii) construct other improvements and make
alterations, additions, subtractions or re-arrangements, build additional storeys and construct facilities adjoining or proximate to the Building, including underground tunnels and pedestrian walkways and overpasses, and to relocate or rearrange the Leased Premises from the location shown on Schedule "B", or to make alterations, additions or reductions to the Leased Premises. The Landlord must make the Tenant "whole", move the Tenant to similar premises with similar finishes and pay for all costs associated with the relocation, rearrangement, alterations, additions or reductions outlined above.

                           (iv) do and perform such other acts in and to the
Building, as, in the use of good business judgment, the Landlord determines to be advisable for the more efficient and proper operation of the Building;

                           (v) control, supervise and regulate the Parking
Garage in such manner as the Landlord determines time to time, including, without limitation, imposing charges or rates as may from time to time be determined by the Landlord for the use of the Parking Garage.

                  (c) The Landlord is not subject to any liability, nor is the Tenant entitled to any compensation or abatement of Rent as a result of the Landlord's exercise of its rights conferred under Section 5.1.

         Section 5.2 Landlord's Services.

                  (a) During the Term, the Landlord shall provide, as required, the following services and utilities upon the terms and subject to the conditions set out in Section 5.2(b):

                           (i) except during the completion of repairs,
alterations or Leasehold Improvements, climate control for the Leased Premises shall be provided during Normal Business Hours, in order to maintain a temperature adequate for normal occupancy in accordance with the provisions hereof. If the Tenant requests the provision of climate control services to the



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Leased Premises outside Normal Business Hours, the Landlord will provide such services to the Tenant, at the Tenant's expense and at the rate determined by the Landlord which shall be payable by the Tenant upon demand;

                           (ii) when reasonably necessary from time to time, the
Landlord shall cause the floors in the Leased Premises to be cleaned or vacuumed, the windows to be cleaned, the trash to be removed and the desks, tables and other furniture of the Tenant to be dusted;

                           (iii) water (if applicable) and electricity in such
quantities as the Landlord, in its sole discretion, determines to be reasonable in compliance with applicable laws, shall be provided to the Leased Premises. If the Tenant's equipment requires such Utilities in excess of the quantities normally supplied by the Landlord to similar premises in the Building and the Tenant requests the Landlord to supply such excess quantities, facilities to supply such excess quantities may be provided by the Landlord at the sole expense of the Tenant, if such excess quantities are available, provided that:

                                    (1) the Landlord may nevertheless refuse to
supply such excess Utilities if the supplying of additional facilities or excess Utilities may affect the operation or aesthetics of the Building, or Structure, or in any way reduce the efficiency of existing electricity, water or other Utilities supplied to the Building; and

                                    (2) the actual cost of supplying such
additional facilities or excess Utilities shall be paid by the Tenant to the Landlord upon demand and in accordance with Section 4.6, together with the amounts described in Sections 4.6(c)(ii) and (iii); and

                           (iv) elevator service shall be provided by the
Landlord during Normal Business Hours, for use by the Tenant in common with others and subject to the Rules and Regulations and the conditions set out in
Section 5.2(b).

                  (b) The provision by the Landlord of the services and utilities referred to in Section 5.2 shall be subject to the following terms and conditions:

                           (i) the Landlord shall have no responsibility or
liability for failure to supply climate control services when stopped or prevented from so doing by strikes or other causes beyond the Landlord's reasonable control;

                           (ii) any use of the Leased Premises not in accordance
with the design standards of the Building or any arrangement of partitions which interferes with the normal operation of the climate control system for the Building may require changes or alterations in the system or the ducts. Any changes or alterations so required, if such changes can be accommodated by the Landlord's equipment, shall be made by the Landlord, at the Tenant's expense, and only after such changes or alterations have received the Landlord's prior written consent. If installation of partitions, equipment or fixtures by or on behalf of the Tenant (other than the partitions installed as part of the Landlord's Work described in Schedule "C" of this Lease) necessitates the rebalancing of any climate control equipment serving the Leased Premises, such work will be performed by the Landlord at the Tenant's expense, together with an amount equal to fifteen percent (15%) of the total expense thereof, representing the Landlord's overhead and administrative costs, and shall be payable by the Tenant upon demand;



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                           (iii) the Landlord shall use reasonable efforts to
adjust and balance the climate control systems as soon as reasonably possible after the Commencement Date;

                           (iv) the Landlord will not be responsible for any
inadequacy in the performance of the climate control system serving the Leased Premises if (1) the occupancy of the Leased Premises exceeds one (1) person for every one hundred (100) square feet of the Rentable Area of the Leased Premises, or (2) the window coverings or exterior windows are not kept fully closed while the windows are exposed to direct sunlight. If the use of the Leased Premises does not accord with the aforementioned requirements and changes in the climate control system are desirable or necessary to accommodate such use, the Landlord may make such changes at the Tenant's expense, payable as set out in Section 5.2(b)(ii);

                           (v) temporary interruption of elevator service may be
required during periods when repairs, replacements, alterations or Leasehold Improvements are being made; and

                           (vi) the Landlord shall not be liable and the Tenant
agrees to release and hold harmless the Landlord from any claim, loss or damage resulting from (1) any interruption or disruption of elevator service caused or contributed to by mechanical failure; (2) any failure by the Landlord to provide elevator service during any period of power interruption; (3) any cause beyond the control of the Landlord; or (4) the carrying out of any repairs, maintenance or replacements of the elevators.

         Section 5.3 Tenant's Responsibilities. The Tenant will regulate those portions of the climate control equipment within and exclusively serving the Leased Premises so as to maintain such reasonable conditions of temperature and humidity within the Leased Premises as are determined by the Landlord and its Architect and engineers so that no direct or indirect appropriation of the heating, ventilating and air-conditioning from the Common Areas and Facilities occurs. The Tenant shall comply with such stipulations and with all Rules and Regulations of the Landlord pertaining to the operation and regulation of such equipment. If the Tenant falls to comply with such stipulations and the Rules and Regulations, the Landlord shall be entitled to take such steps as it deems advisable to correct such defaults (including, without limitation, entering upon the Leased Premises and assuming control of such equipment) without liability to the Tenant, and the Tenant will pay to the Landlord, upon demand, all costs and expenses incurred by the Landlord in so doing, together with an amount equal to fifteen percent (15%) of such costs and expenses, representing the Landlord's overhead and administrative costs.

                                    ARTICLE 6
                           Use of the Leased Premises

         Section 6.1 Use of the Leased Premises. The Leased Premises will be used solely for the purpose described in Paragraph (c) of the Basic Terms and for no other purpose.

         Section 6.2 Conduct of Business.

                  (a) The Tenant will occupy the Leased Premises and commence its business operations in the Leased Premises and will thereafter throughout the Term continuously, actively and diligently conduct its business in the whole of the Leased Premises in a reputable and first-



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class manner. If the Landlord requests, the Tenant will immediately cease conducting any business in the Leased Premises which in the Landlord's reasonable opinion may harm or tend to harm the business or reputation of the Landlord or reflect unfavourably on the whole or any part of the Property, the Landlord or other tenants in the Building.

                  (b) The Tenant will not allow or cause any waste to be committed or injury to occur to the Leased Premises, the Leasehold Improvements or Fixtures or any other part of the Property, nor anything to be done in the Leased Premises or on the Property which may be or result in a nuisance or annoyance to other tenants or occupants of the Building. The Tenant will not allow or cause the Leased Premises or any part of it to be used for any business which, either directly or indirectly, involves the preparation, production or storage of any toxic or hazardous substances or materials (the "Contaminants") including, without limitation, any products of waste, asbestos, urea formaldehyde foam insulation, radon gas, PCBs or any other contaminant as defined in the Environmental Protection Act, R.S.O. 1980, c.141, as amended. The Tenant is not liable for any contaminants left on the Leased Premises by the previous tenants.

                  (c) The Tenant will not refer to the Building by any name other than that designated from time to time by the Landlord and the Tenant will use the name of the Building for the business address of the Tenant but for no other purpose.

         Section 6.3 Observance of Law. The Tenant will, at its expense, and subject to Section 8.3:

                  (a) comply with all provisions or changes of law and other requirements of all governmental bodies which pertain to or affect the Leased Premises or require or govern the making of any repairs, alterations or other changes of or to the Leased Premises or the Tenant's use of it;

                  (b) obtain all necessary permits, licenses and approvals relating to the use of the Leased Premises and the conduct of business therein, including, without limitation, those required under the applicable provincial or federal Business Corporations Act(s) and the Investment Canada Act; and

                  (c) comply with all reasonable directions given or regulations introduced by the Landlord or measures introduced by any governmental or quasi-governmental authority from time to time in the interests of waste recycling, environmental protection, energy conservation or the control of Operating Costs.

                                    ARTICLE 7
                             Insurance and Indemnity

         Section 7.1       Tenant's Insurance.

                  (a) Throughout the Term and any period that the Tenant occupies or is given possession of the Leased Premises, the Tenant shall, at its expense, take out and keep in full force and effect and in the names of the Tenant, the Landlord, the Owners and the Mortgagee as their respective interests may appear, the following:





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                           (i) "all risks" (including flood and earthquake)
property damage insurance (containing disputed loss provisions) for the full replacement cost of all property located in the Building which is owned by the Tenant, or installed by or on behalf of the Tenant, or for which the Tenant is legally liable, including but not limited to Alterations, Fixtures and Leasehold Improvements;

                           (ii) broad form boiler and machinery insurance, if
applicable, (containing disputed loss provisions) on a blanket repair and replacement basis with limits for each accident in an amount equal to the full replacement cost of all Leasehold Improvements and of all boilers, pressure vessels, air-conditioning equipment and other electrical apparatus owned or operated by or on behalf of the Tenant;

                           (iii) business interruption insurance with at least
twelve (12) months indemnity in an amount sufficient to reimburse the Tenant for loss of earnings attributable to perils insured against under Sections 7.l(a)(i) and (ii);

                           (iv) comprehensive general liability insurance
(containing severability of interests and cross-liability clauses) including personal injury, broad form contractual liability, owners' and contractors' protective, contingent employers' liability, employers' liability, medical payments, products liability, completed operations, and non-owned automobile liability insurance, all with respect to the Leased Premises and the Tenant's use of the Common Areas and Facilities. Such policies shall be written on a comprehensive basis with inclusive limits of not less than Two Million Dollars ($2,000,000.00) per occurrence or such higher limits as the Landlord or the Mortgagee may require from time to time;

                           (v) "all risks" tenant's legal liability insurance
for the replacement cost value of the Leased Premises, including loss of use thereof; and

                           (vi) any other forms of insurance as the Landlord,
acting reasonably, or the Mortgagee requires from time to time, in forms and amounts and for risks against which a prudent tenant would insure.

                   (b) The following terms and conditions are applicable to the insurance policies specified under Section 7.1(a):

                           (i) the policies specified under Sections 7.l(a)(i),
(ii) and (iii) shall contain the Mortgagee's standard mortgage clause and may be subject to reasonable deductibles. If there is a dispute as to the full replacement cost, the Landlord's evaluation will prevail;

                           (ii) the policies specified under Sections 7.1(a)(i),
(ii) and (iii) shall contain a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord, the Owners and the Mortgagee and those for whom they are in law responsible, whether the damage is caused or contributed to by their act, omission or negligence;

                           (iii) all of the policies shall be taken out with
insurers reasonably acceptable to the Landlord and in a form reasonably satisfactory to the Landlord;

                           (iv) all of the policies shall be non-contributing
with and only apply as primary and not as excess to any other insurance available to the Landlord, the Owners and the Mortgagee;

                           (v) all of the policies shall contain an
acknowledgement by the insurers that the policy shall not be invalidated as respects the interests of the Landlord, the Owners and the Mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies; and

                           (vi) all of the policies shall contain an undertaking
by the insurers to notify the Landlord, the Owners and the Mortgagee in writing not less than thirty (30) days prior to any material change, cancellation or termination.

         The Tenant agrees to deliver to the Landlord certificates of insurance or, if requested by the Landlord, complete certified copies of policies, within thirty (30) days' after the placing of the required insurance. No review or approval of such insurance documentation by the Landlord shall derogate from or diminish the Landlord's rights or the Tenant's obligations contained in this Lease including, without limitation, those contained in Article 7.

                  (c) If there is damage or destruction to the Leasehold Improvements in the Leased Premises, the Tenant will use the full insurance proceeds received in respect of such damage or destruction for the sole purpose of repairing or restoring them. If there is damage to or destruction of the Building entitling the Landlord to terminate this Lease under Sections 9.1 or 9.2, then, if the Leased Premises have also been damaged or destroyed, the Tenant will pay the Landlord all of its insurance proceeds relating to the Leasehold Improvements.

         Section 7.2 Increase in Insurance Premiums. If (a) the occupancy of the Leased Premises; (b) the conduct of business in the Leased Premises; or (c) any acts or omissions of the Tenant in the Leased Premises or in any ocher part of the Building results in any increase in premiums to the insurance carried by the Landlord with respect to any part of the Building, the Tenant will pay the increase in premiums within five (5) days after invoices for additional premiums are rendered by the Landlord. In determining whether the Tenant is liable for increased premiums and the amount for which the Tenant is responsible, a schedule issued by the organization that computes the insurance rate on the Property showing the components of the rate will be conclusive evidence of the items that make up the rate.

         Section 7.3 Cancellation of Insurance. If any insurance policy in respect of any part of the Building is cancelled or threatened by the insurer to be cancelled, or the coverage reduced by the insurer by reason of the use and occupation of the Leased Premises and if the Tenant fails to remedy condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice by the Landlord, the Landlord may, at its option, either (a) exercise its rights of re-entry including termination under Article 12, or (b) at the Tenant's expense, enter upon the Leased Premises and remedy such condition.

         Section 7.4 Loss or Damage. The Landlord and the Owners except for gross negligence are not liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Building or damage to property of the Tenant or of others wherever located, whether or not resulting from (a) the negligence of the Landlord or the Owners or those for whom they may in law be responsible; (b) the Landlord's failure to supply any services or utilities required by this Lease where the failure is beyond the Landlord's reasonable control; (c) the existence of any Contaminants which are or have been located, stored or incorporated in or on any part of the Building; or (d) the exercise by the Landlord of any of its rights under this Lease. Without limiting the generality of the foregoing, the Landlord and the Owners shall not be liable for any injury or damage to Persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling ceiling fixtures and diffuser coverings, steam, gas, electricity, water, rain, flood, snow or leaks from any part of the Building, including pipes, sprinklers, appliances, plumbing works, roof, windows or the surface of any floor or ceiling of the Building or from any Lands adjoining the Building. In addition, the Landlord and the Owners shall not be liable for any damage to or destruction of any negotiable instruments, cash or other valuable property belonging to the Tenant or others and stored or otherwise contained in the Leased Premises. All property of the Tenant kept or stored on the Leased Premises or the Property will be so kept or stored at the risk of the Tenant only and the Tenant shall indemnify and save harmless the Landlord and the Owners from any claims arising out of any damages to such property including, without limitation, any subrogation claims by the Tenant's insurers. The intent of this Section is that the Tenant (and all other Persons having business with the Tenant) is to look solely to its insurers to satisfy any claim which may arise on account of death, injury, loss or damage, irrespective of its cause.

         Section 7.5 Landlord's Insurance

                  (a) The Landlord shall at all times throughout the Term carry:
(1) broad form boiler and machinery insurance on items owned by the Landlord (except property that the Tenant and other tenants of the Building are required to insure); (ii) insurance on the Building (excluding the foundations and excavations) and the equipment contained in or servicing the Building, against damage by fire and extended perils; (iii) public liability and property damage insurance with respect to the Landlord's operations in the Building; and (iv) other forms of insurance as would be carried by a prudent owner of a similar office building or considered advisable by the Landlord, the Owners or any Mortgagee.

                  (b) Notwithstanding the Landlord's Obligation to insure under
Section 7.5(a) and any contribution by the Tenant to the cost of the Landlord's insurance premiums, (i) the Tenant is not relieved of any liability arising from or contributed to by its negligence or its willful acts or omissions, (ii) no insurable interest is conferred upon the Tenant under the Landlord's insurance policies, and (iii) the Tenant has no right to receive proceeds from the Landlord's insurance policies.

         Section 7.6 Indemnification

         The Tenant will indemnify and save harmless the Landlord and the Owners from and against all loss, claims, actions, damages, costs, liability and expense in connection with loss of life, personal injury, damage to property (including any portion of the Building and its equipment, machinery, services and Leasehold Improvements) or any other loss or injury arising from or out of this Lease, or any occurrence on the Property or any part thereof, or the Tenant's occupancy of the Leased Premises, or occasioned wholly or in part by any act or omission of the

Tenant or by anyone permitted to be in the Leased Premises or the Building by the Tenant. If the Landlord or the Owners, without fault on their part, are made a party to any litigation commenced by or against the Tenant, then the Tenant will indemnify and save harmless the Landlord and the Owners from, and pay all expenses and reasonable legal fees incurred by the Landlord and the Owners in connection with the litigation. The Tenant will also pay all costs and legal fees (on a solicitor and client basis) incurred by the landlord in enforcing the terms, covenants and conditions in this Lease. The indemnity contained in this
Section 7.6 shall survive the expiration or earlier termination of this Lease.

                                    ARTICLE 8

                      Maintenance, Repairs and Alterations

         Section 8.1 Maintenance and Repairs by the Landlord

                  (a) The Landlord will maintain and repair the Structure, of the Building and the mechanical, electrical, heating, ventilating, air-conditioning and other base building systems of the Building, as would a prudent owner of a similar building. Subject to Paragraph 23 of Schedule "F," the cost of such maintenance and repairs will be included in Operating Costs. However, if the Landlord is required, due to the business carried on by the Tenant, to make repairs or replacements to the Structure or any other part of the Building by reason of the application of laws, ordinances or other regulations of any governmental body, or by reason of any act, omission or default of the Tenant or those for whom the Tenant is in law responsible, then the Tenant will pay to the Landlord, upon demand, the total cost of those repairs or replacements plus fifteen percent (15%) of such cost, representing the Landlord's overhead and administrative costs.

                  (b) The Landlord will have the exclusive right to attend to the replacement of standard electric light bulbs, tubes and ballasts in the Leased Premises throughout the Term on the basis determined by the Landlord in accordance with good commercial practice. The Landlord, at its option, may either include the cost of replacement in Operating Costs or require the Tenant to pay a monthly charge for such replacement (subject to adjustment based on actual costs) per bulb, tube and ballast together with an amount equal to fifteen percent (15%) of such cost, representing the Landlord's overhead and administrative costs. If the Landlord elects not to relamp and reballast on a scheduled basis, then the replacement of these standard electric light bulbs, tubes and ballasts in the Leased Premises will be undertaken by the Landlord at such time as they actually bum out and after notice from the Tenant that replacement is required. In that event, the cost of replacement and installation will be paid by the Tenant with the next monthly payment of Additional Rent, together with an amount equal to fifteen percent (15 %) of such cost, representing the Landlord's overhead and administrative costs.

         Section 8.2 Maintenance and Repairs by the Tenant

                  (a) The Tenant will at all times, at its expense, maintain the whole of the Leased Premises and the Leasehold improvements including without limitation, all interior partitions, doors, plate glass (subject to Section 8.2(d)), electrical, lighting, wiring, plumbing fixtures and equipment and the heating, ventilating and air-conditioning systems and equipment within or exclusively serving the Leased Premises in a similar condition as received on the Commencement Date. The Tenant will make all needed repairs and replacements with due diligence and dispatch. Upon the Landlord's request or if required by any governmental or quasi-governmental authority, the Tenant will, at its expense, remove from the leased Premises any Contaminants which are or have been located, stored or incorporated in or on any part of the Leased Premises. The foregoing obligation to remove Contaminants by the Tenants shall survive the expiration of the Term or earlier termination of this Lease.

                  (b) Notwithstanding anything contained in this Lease, if any such repairs or replacements or any Alterations to the Leased Premises or to any Leasehold Improvements affect the Structure or any part of The electrical, mechanical, plumbing, heating, ventilating, air-conditioning, lighting or other base building systems of the Building, such work shall be performed only by the Landlord at the Tenant's sole cost and Expense. The Tenant shall pay to the Landlord, upon demand Landlord's costs relating to such repairs or replacements, including but not limited to the fees of any architectural and engineering consultants, plus a sum equal to fifteen percent (15 %) of such costs, representing Landlord's overhead and administrative costs.

                  (c) The Tenant will leave the Leased Premises in a reasonably neat and tidy condition at the end of each day in order that the Landlord's cleaning services may be performed.

                  (d) The Tenant will immediately advise the Landlord of any damage to the glass in or forming part of the exterior windows or storefronts of the Leased Premises and the Landlord will effect the necessary repairs and replacements. The cost of completing such repairs and replacements shall be included in Operating Costs unless the damage resulted from the negligence or willful act or omission of the Tenant, in which case the Tenant will pay to the Landlord, upon demand, the Landlord's costs relating to such repairs or replacements, plus a sum equal to fifteen percent (15%) of such costs, representing the Landlord's overhead and administrative costs.

                  (e) At the expiration or earlier termination of the Term, the Tenant will surrender the Leased Premises to the Landlord in as good-a condition as the Tenant is required to maintain them throughout the Term, reasonable wear and tear excepted.

                  (f) Notwithstanding anything contained in this Lease, if the Building or the Structure or any part thereof, or any equipment, machinery, facilities or improvements contained therein or made thereto, requires repair or replacement or becomes damaged or destroyed as a result of the negligence or willful act or omission of the Tenant or those for whom it is in law responsible, the Tenant will pay to the Landlord upon demand, the cost of the resulting repairs, replacements or alterations plus a sum equal to fifteen percent (15 %) of such cost, representing the Landlord's overhead and administrative costs.

                  (g) The Tenant shall immediately notify the Landlord of any condition requiring repair in, or which might cause damage to, the Leased Premises or the Building or any part thereof, whether or not the Landlord has any obligations with respect thereto.

         Section 8.3 Landlord's Approval of the Tenant's Repairs

                  (a) The Tenant will not make any Alterations to any part of the Leased Premises without first obtaining the Landlord's written approval. The Landlord will not be required to consider any request for its approval until the Tenant has submitted to it details of the proposed work, including professionally prepared drawings if requested by the Landlord, and specifications conforming to good engineering practices. The Landlord shall be entitled to withhold its approval if, in its sole opinion, such Alterations might decrease the Market Rental value of the Leased Premises or are inconsistent or incompatible with the general design or quality of the Building. Any approval shall be conditional upon the Tenant delivering to the Landlord prior to the commencement of any such Alterations:

                           (i) evidence satisfactory to the Landlord that the
Tenant has obtained, at its expense, all necessary consents, permits, licenses and inspections from all governmental and regulatory authorities having jurisdiction; and

                           (ii) security in an amount and form required by the
Landlord, as an indemnification against construction liens, costs, damages and expenses resulting from such Alterations.

                  (b) All Alterations will be performed; (1) by competent workmen whose labour union affiliations are compatible with those employed by the Landlord and its contractors in the Building, (ii) at the Tenant's expense,
(iii) in a good mid workmanlike manner; (iv) in accordance with the drawings and specifications approved by the landlord; and (v) subject to Section 8.2(b) and the reasonable regulations, controls and inspection of the Landlord.

                  (c) In addition to the Landlord's other rights and remedies under this Lease and at law, if the Landlord requires, the Tenant ,will at its expense promptly remove any Alterations made without the Landlord's approval or not made in accordance with the drawings and specifications approved by the Landlord, and restore the Premises to their previous condition.

         Section 8.4 Removal and Restoration by the Tenant

                  (a) All Leasehold Improvements immediately become the property of the Landlord upon affixation or installation and will not be removed unless permitted or required by the Landlord. The Landlord has no obligation to repair, maintain or insure the Leasehold Improvements. The Tenant will, prior to the end of the Term, at its cost, remove all Fixtures and those Leasehold Improvements (NOT APPROVED BY THE LANDLORD) which the Landlord requires the Tenant to remove and will immediately repair any damage to the Leased Premises caused by their installation or removal. NOTWITHSTANDING THE ABOVE, THE TENANT WILL NOT BE OBLIGATED TO REMOVE ANY OF THE EXISTING IMPROVEMENTS IN THE LEASED PREMISES, AS OF THE DATE OF THIS AGREEMENT, PRIOR TO THE END OF THE TERM.

                  (b) The Tenant will, prior to the end of the Term, at its cost, deliver to the Landlord evidence (including any clearance certificates and demolition permits) satisfactory to the Landlord that there are no Contaminants located, stored or incorporated in or on any part of the Leased Premises, in accordance with all applicable legislation and safety requirements.

                  (c) The Landlord may, as it sees fit and without notice to the Tenant, immediately remove from the Leased Premises and store or dispose of all fixtures, Leasehold Improvements and Contaminants not removed by the Tenant as required under Section 8.2(a) and Sections 8.4(a) and (b). The Tenant shall pay to the Landlord, upon demand, all costs incurred by the Landlord in removing, storing or disposing of such Fixtures, Leasehold Improvements or Contaminants plus a sum equal to fifteen percent (15%) of such costs, representing the Landlord's overhead and administrative costs.

                  (d) The Tenant will effect any installation or removal of Fixtures, Leasehold Improvements or Contaminants, whether during or at the expiration of the Term, only at times prescribed by the Landlord and utilizing only elevators and other services designated by the Landlord, and the Tenant will immediately repair any damage caused to the Leased Premises or the Building or any part thereof by any such installation or removal, all at its expense.

                  (e) Any Fixtures not removed from the Leased Premises at the end of the Term, will at the Landlord's option, become the property of the Landlord (and, in such event, this paragraph shall have the effect of assigning the Tenant's right and title in such Fixtures to the Landlord) and may be removed from the Leased Premises and sold or disposed of by the Landlord in such manner as it deems advisable.

         Section 8.5 Tenant to Discharge all Liens

                  (a) The Tenant will not allow or cause any construction or other liens or encumbrances in respect of materials supplied or work done or to be done by or on behalf of the Tenant or related to the Tenant's Work to be registered against or otherwise affect the Building, the Lands, the Leased Premises or any part thereof of the Landlord's, the Owners' or the Tenant's interest in the Leased Premises.

                  (b) If a lien or other encumbrance is registered against or otherwise affects the Building or the Leased Premises or the Landlord's, the Owners' or the Tenant's Interest therein, and the Tenant fails to discharge or cause any such lien or encumbrance to be discharged or removed within five (5) days after it is filed or registered, then the Landlord may, in addition to its other rights and remedies, discharge or remove the lien or encumbrance by paying the amount claimed plus any additional costs incurred by the Landlord into court or directly to the lien claimant and the Tenant will pay to the Landlord, upon demand, all costs (including the amount so paid and any legal costs and expenses) so incurred by the Landlord plus interest at an annual rate of four
(4) percentage points above the Prime Pate, calculated and compounded monthly, and a sum equal to fifteen percent (15%) of such costs, representing the Landlord's overhead and administrative costs.

         Section 8.6 Right of Entry

                  (a) The Landlord and its agents leave the right to enter the Leased Premises at all reasonable times with at least 24 hours prior notice (and at any time in the event of an emergency), without affecting the Tenant's covenants, obligations or agreements under this Lease, to show them to prospective purchasers, tenants or mortgagees, and to supervise any work in or examine them or any portion of The Building and to obtain information for the determination of the Rentable Area or the Usable Area of the Leased Premises or for the preparation of plans in respect of any portion of the Building, and to make repairs, alterations or changes to the Leased Premises or the Building as are permitted of required to be performed by the Landlord under this Lease. For that purpose, the Landlord may take all required material into the Leased Premises, may have access to all ducts located under the floor or above the ceiling and to access panels to mechanical shafts, and may check,. calibrate, adjust or balance any controls or other parts of any heating, ventilating and air-conditioning equipment and facilities.

                  (b) If the Tenant is not personally present to open and permit an entry into the Leased Premises at any time when for any reason an entry therein is necessary or permissible, the Landlord or its agents may forcibly enter the same, without rendering the Landlord or such agents liable therefor, and without affecting the Tenant's covenants, obligations and agreements under this Lease. However, nothing in this Section 8.6 shall be construed to impose upon the Landlord any obligation for the care, maintenance or repair of the Leased Premises, or any part thereof, except as otherwise specifically provided in this Lease. The Tenant agrees that any entry by the Landlord upon the Leased Premises in accordance with this Section 8.6 is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease or implied by law.

         Section 8.7 Signs and Advertising

         The Tenant will not allow or cause any notice, lettering or other sign to be erected or placed on any part of the outside of the Building or on the exterior or in the interior of the Leased Premises so as to be visible from the outside of the Leased Premises. The Landlord may prescribe a uniform pattern of identification signs for tenants to be placed in a location designed by the Landlord. The Landlord will install, at the Tenant's expense, a maximum of two
(2) of the Landlord's standard tenant identification signs in accordance with the Landlord's design criteria, on or near the main door to the Leased Premises in the building directory and on the floor directory, and, at the Landlord's option, at other locations on the floor on which the Leased Premises are located. At the expiration or earlier termination of this Lease, the Tenant will remove all signs, pictures, advertisements, notices, letterings or decorations from the Leased Premises at the Tenant's expense and will promptly repair all damage caused by their installation or removal. The Landlord will provide a directory board in the main lobby of the Building in a location designated by the Landlord in which event the Tenant's name may be displayed therein and, if so displayed, the Tenant shall pay to the Landlord the cost of such display and any ongoing cost thereof.

         Section 8.8 Tenant Not to Overload Facilities

         The Tenant will not install any equipment which will exceed or overload the capacity of any utility, electrical or mechanical facilities in or serving the Leased Premises and the Tenant will not bring into the Leased Premises or install any utility, electrical or mechanical facility or service of which the Landlord does not reasonably approve. The Tenant agrees that if any installed by the Tenant requires additional utility, electrical or mechanical facilities, the Landlord may if they are available, elect to install them in accordance with plans and specifications to be approved in advance in writing by the Landlord. The Tenant will pay to the Landlord, upon demand, the total cost incurred by the Landlord in connection with any such installation plus a sum equal to fifteen percent (15%) of such cost, representing the Landlord's administrative and overhead costs.

         Section 8.9 Tenant Not To Overload Floors

         The Tenant will not bring upon the Building or the Leased Premises any machinery, equipment, article or thing that by reason of its weight, size or use, might in the opinion of the Landlord damage the Building or the Leased Premises and will not at any time overload the floors of the Leased Premises. If any damage is caused to the Building or the Leased Premises by any machinery, equipment, object or thing or by overloading, the Tenant will forthwith repair such damage, or, at the option of the Landlord, pay to the Landlord, upon demand, the cost of repairing such damage plus a sum equal to fifteen percent (15 %) of such cost, representing the Landlord's administrative and overhead costs.

                                    ARTICLE 9

                             Damage and Destruction

         Section 9.1 Destruction of the Leased Premises

                  (a) If the Leased Premises are destroyed or damaged as a result of fire or any other peril which is insured against by the Landlord, then if:

                           (i)      the Leased Premises are rendered wholly or
partially untenantable, this Lease will continue in effect and the Landlord will commence diligently to restore the Leased Premises to the extent only of insurance proceeds actually received by the Landlord and only to the extent of the Landlord's Work set out in Schedule "C" of this Lease. To the extent of insurance proceeds actually received by the Landlord, Basic Rent will abate entirely or proportionately, as the case may be, to the portion of the Leased Premises rendered untenantable from the date of the destruction or damage until the Landlord has substantially completed its restoration work; or

                           (ii) the Leased Premises are not rendered
untenantable in whole or in part, this Lease will continue in effect, the Rent and other amounts payable by the Tenant will not abate and the Landlord will commence diligently to restore the Leased Premises to the extent required by this Section 9.1(a).

                  (b) Once the Landlord has substantially completed the Landlord's Work in accordance with Section 9.l(a), the Tenant will complete all work required to fully restore the Leased Premises for business, including, without limitation the Tenant's Work. Nothing in this Section 9.1 requires the Landlord to rebuild the Leased Premises in the condition and state that existed before the damage, but the Leased Premises, as rebuilt, will have reasonably similar facilities and services to those in the Leased Premises prior to the damage.

                  (c) Notwithstanding Section 9.1(a), if the Leased Premises are damaged or destroyed by any cause whatsoever the Leased Premises cannot be rebuilt to the extent of the Landlord's Work within ninety (90) days of the damage or destruction (assuming normal working days without overtime), the Landlord may, instead of rebuilding or making the Leased

Premises fit for the Tenant in accordance with Section 9.1(a), terminate this Lease by written notice to the Tenant given within thirty (30) days after the damage or destruction, and in such event Rent will abate as of the date of damage or destruction.

         Section 9.2 Destruction of the Building.

                  (a) Notwithstanding Section 9.1, if twenty-five percent (25%) or more of the Rentable Area of the Building is damaged or destroyed (whether or not the Leased Premises are damaged or destroyed) and if the damaged or destroyed parts of the Building cannot be rebuilt to the extent of the Landlord's Work or made fit for the purposes of the respective occupants of the premises within ninety (90) days of the damage or destruction (assuming normal working days without overtime), then the Landlord may terminate this Lease upon not less than thirty (30) days' notice by written notice to the Tenant given within sixty (60) days after the damage or destruction, and in such event, Rent will abate as of the effective date of the termination.

                  (b) If any part of the Building is destroyed or damaged and the Landlord does not elect to terminate this Lease, the Landlord will commence diligently to restore the Building, to the extent only of insurance proceeds actually received by the Landlord and to the extent only of the Landlord's work described in the various Leases for the affected premises in the Building, and exclusive of any tenant's responsibilities set out therein. If the Landlord elects to restore the Building, the Landlord may restore according to plans and specifications and working drawings other than those used in the original construction of the Building.

         Section 9.3 Expropriation.

         Both the Landlord and Tenant agree to co-operate with the other regarding an expropriation of the Leased Premises or the Property or any part thereof, so that each may receive the maximum award to which they are respectively entitled at law. To the extent that any portion of the Property other than the Leased Premises is expropriated, the full proceeds accruing or awarded as a result will belong to the Landlord and the Tenant and will be equitably divided based on the final determination of the governing body as outlined in any expropriation award.

         Section 9.4 Architect.

         The opinion, decision or certificate of the Architect will bind the parties as to (a) the percentage of the Rentable Area of the Building damaged or destroyed; (b) the period of time required to restore the Leased Premises or the Building; (c) whether and to what extent the Leased Premises are rendered untenantable; (d) the date upon which the Landlord's or Tenant's restoration work is completed or substantially completed and the date when the Leased Premises are rendered tenantable; and (e) the state of completion of any Landlord's or Tenant's work under this Lease.

                                   ARTICLE 10

                            Assignment and Subletting

         Section 10.1 Assignment and Subletting.

                  (a) The Tenant will not enter into an assignment (whether by operation of law or otherwise) nor a mortgage, charge or debenture (floating or otherwise) of this Lease, the Leasehold Improvements, the Fixtures or the Leased Premises, nor a sublease or sharing or parting with possession of all or any part of the Leased Premises (individually and collectively, a "Transfer"), with or in favour of any Person except to a subsidiary or affiliate, in which case written notification must be provided to the Landlord (a "Transferee"), without first submitting to the Landlord a written request for the Landlord's consent to the Transfer and obtaining the Landlord's prior written consent to the Transfer. Notwithstanding the Landlord and Tenant Act (Ontario) or any other statute of common law, (i) such consent may be unreasonably withheld if the Landlord exercises its termination right set out in Section 10.1(d), but otherwise will not be unreasonably withheld, and (ii) the Landlord will be deemed to be reasonable in withholding its consent to any Transfer if:

                           (i) the Transfer is contrary to any covenants or
restrictions granted by the Landlord to other existing or prospective tenants or occupants of the Building, or to the Mortgagee or any other parties;

                           (ii) in the Landlord's opinion: (1)\ the financial
background, business history and capability of the Transferee is not satisfactory, (2) the Transferee may not be able to pay the Rent in full when due and payable; or (3) the nature or character of the proposed business of the Transferee is such that it might harm the Landlord's business or reputation or reflect unfavourably on the whole or any part of the Building, the Landlord, the other tenants of the Building or the image of any of them, or is unethical, immoral or illegal;

                           (iii) the Landlord at that time has, or will have in
the next ensuing three month period, other premises elsewhere in the Building which might be suitable for the needs of the Transferee:

                           (iv) the Transferee pays of gives to the Transferor
money or other value that is reasonably attributable to the desirability of the location of the Leased Premises or to the Alterations that are owned by the Landlord or that the Landlord has paid for in whole or in part;

                           (v) the Transfer is in favour of any existing
occupant of the Building;

                           (vi) the Landlord does not receive sufficient
information from the Tenant of the Transferee to enable it to make a determination concerning the matters set out above; or

                           (vii) any amount of Rent payable by the Transferee
pursuant to the Transfer is less than that provided for in this Lease, or the Transfer is otherwise on terms more favourable to the Transferee than the terms set forth in this Lease.

                  (b) "Transfer" includes (i) any disposition (whether by operation of law or otherwise), redemption or subscription of any shares of the Tenant or of any occupant of the Leased Premises or of any of their "affiliates" (within the meaning of the Canada Business Corporations Act) which results in a change in the direct or indirect effective control of the Tenant or of any occupant of the Leased Premises (if the Tenant or occupant is or becomes a corporation), unless (A) the disposition, redemption or subscription is of shares that are listed and traded on any recognized stock exchange in Canada or the United States, and (B) the Landlord is satisfied that there will be a continuity of business practices and policies, and management of the Tenant or occupant of the Leased Premises; and (ii) any disposition, redemption or acquisition (whether by operation of law or otherwise) of a partnership interest in the Tenant or any occupant of the Leased Premises which results in a change in the effective control of the Tenant or of any occupant of the Leased Premises (if the Tenant or occupant is a partnership or is directly or indirectly controlled by a partnership), unless the Landlord is satisfied that there will be a continuity of business practices and policies, and management of the Tenant. For a Transfer described in this Section 10.1(b), the Transferor is the Person that has effective control before the Transfer and the Transferee is the Person that has effective control after the Transfer.

                  (c) The consent by the Landlord to any Transfer will not constitute a waiver of the necessity for consent to any subsequent Transfer.

                  (d) Any request by the Tenant for the Landlord's consent to a Transfer will specify the proposed Transferee and provide full particulars of the Transfer including, without limitation, copies of any written offer, agreement or draft agreement with respect to the Transfer, setting out the terms the Tenant is prepared to accept subject to compliance with this Lease and disclosing any monetary payments or other consideration made or to be made by the Transferee as consideration for the Transfer and any other information concerning the Transfer or the financial or business status of the Transferee that the Landlord may require. The Landlord will, within fifteen (15) days after receipt of the request and all necessary information, notify the Tenant in writing either that (i) it consents or does not consent to the Transfer, or (ii) it elects to cancel this Lease as to the whole or the part of the Leased Premises intended to be affected by the Transfer, instead of consenting to the Transfer. The Landlord's failure to respond within such fifteen (15) day period will not be construed as a consent by the Landlord. If the Landlord elects to cancel this Lease, the Tenant may, by written notice to the Landlord given within seven (7) days after receipt of the Landlord's notice of termination, withdraw its request for the Landlord's consent and, in such event, the Landlord's election to cancel this Lease will be void and of no effect whatsoever, and the Transfer will not take place. If the Tenant fails to so withdraw its request for the Landlord's consent, the Tenant will deliver vacant possession of the whole or part, as the case may be, of the Leased Premises affected by the termination on the date specified in the Landlord's notice of termination (the "Termination Date"), which shall be not less than thirty (30) days, nor more than one hundred and twenty (120) days after the date such notice is given, Rent will be apportioned to the Termination Date and this Lease will expire on the Termination Date with respect to such part or the whole of the Leased Premises as though the Termination Date were the date set for expiration of the Term. If the Tenant is required to deliver possession of a part only of the Leased Premises, the Tenant will (A) pay to the Landlord all costs incurred in connection with rendering such part functionally separate and suitable for separate use and occupancy, including partitioning and providing entrances and services thereto, plus a sum equal to fifteen percent (15%) of such costs, representing the Landlord's administrative and overhead costs, and (B) perform all necessary modifications in the remaining portion of the Leased Premises in accordance with Section 8.3.

                  (e) Following any Transfer, the Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent payable under this Lease, but no acceptance by the Landlord of any payments by a Transferee will constitute a waiver of the requirement for the Landlord's consent to such Transfer, or an acceptance of the Transferee as the Tenant, or a release of the Tenant from the further performance by the Tenant of its covenants and obligations under this Lease. Any documents evidencing the Transfer may, at the Landlord's option, be prepared by the Landlord or its solicitors, and all legal costs incurred by the Landlord will be paid by the Tenant to the Landlord or its solicitors. Unless the Transferee is a subtenant, upon the Transfer the Transferor will retain no rights under this Lease in respect of the Leased Premises or the obligations to be performed by the Landlord under this Lease, but notwithstanding anything to the contrary, the Transferor will not be released from the covenants, obligations and agreements on the part of the Tenant under this Lease.

                  (f) Any consent by the Landlord to a Transfer will be subject to the following conditions:

                           (i) the Basic Rent payable under the Lease will be
the amount equal to the greatest of:

                                    (1) the Landlord's rental rate for promises
in the Building similar to the Leased Premises at the time of the Landlord's consent,

                                    (2) the Basic Rent payable immediately prior
m the Transfer; and

                                    (3) the current Basic Rent multiplied by the
percentage increase in the Consumer Price Index [(All items for Regional Cities) for the City of Toronto (or if the Consumer Price Index is no longer published, any replacement index designated by the Landlord) with any necessary conversions to be made by the Landlord)] from the month in which the Commencement Date occurs to the month in which the Transfer occurs.

         If the annual Basic Rent is to increase at specified times in accordance with this Lease, such increases will be added to the Basic Rent as determined above;

                           (ii) the Tenant will pay to the Landlord any money or
other value (including, without limitation, any amount payable by the Transferee to the Tenant in excess of the Basic Rent payable by the Tenant under Section 3.2) which is paid by any Transferee to the Tenant in connection with a Transfer;

                           (iii) if the Landlord requires, the Transferee will,
unless the Transfer is one that is described in Section 10.1(b)(i), execute an agreement with the Landlord agreeing to be bound by this Lease and the Transferor will execute an indemnity agreement on the Landlord's standard form in respect of obligations to be performed by the Transferee after the Transfer; and

                           (iv) any reasonable legal costs of the Landlord in
connection with documents relating to the Transfer or the Landlord's consent, will be paid by the Tenant together with the Landlord's administrative charge for providing its consent.

                  (g) The Tenant acknowledges and agrees that the Landlord will not be liable for any claims, actions, damages, liabilities or expenses of the Tenant or any Transferee arising out of the Landlord delaying or unreasonably withholding its consent to any Transfer and the Tenant's only recourse will be to bring an application for a declaration that the Landlord must grant its consent to the Transfer.

                  (h) The Tenant shall not advertise the whole or any part of the Leased Premises or this Lease for the purposes of a Transfer and shall not print, publish, post, display or broadcast any notice or advertisement to that effect and shall not permit any broker or other Person to do any of the foregoing, unless the complete text and format of any such notice, advertisement, or offer is first approved in writing by the Landlord. Without in any way restricting or limiting the Landlord's right to refuse any text or format on other grounds, any text or format proposed by the Tenant shall not contain any reference to the rental rate of the Leased Premises or any other premises in the Building.

         Section 10.2 Assignment by the Landlord.

         If there is a sale, lease or other disposition by the Landlord of the Property or any part thereof, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, then to the extent that the purchaser or assignee assumes the covenants and obligations of the Landlord under this Lease, the Landlord will, without further agreement, be released from all liability with respect thereto.

                                   ARTICLE 11

                 Status, Statement, Subordination and Attornment

         Section 11.1 Status Statement.

         Within ten (10) days after written request by the Landlord, the Tenant will execute and deliver, without charge and in a form supplied by the Landlord, a certificate or acknowledgement of the status and validity of this Lease, the state of the rental account hereunder and other information reasonably required by the Landlord.

         Section 11.2 Subordination and Attornment.

                  (a) This Lease and the Tenant's rights hereunder are, and will at all times be, subordinate to all ground or underlying leases, mortgages, trust deeds or the charge or lien resulting from, or any instruments of, any financing, refinancing or collateral financing (collectively, an "Encumbrance") and to any advances thereon and renewals or extensions thereof from time to time affecting the Property or any part thereof and the Tenant will, upon request and without charge, execute and deliver any document reasonably requested by the Landlord to confirm the foregoing. The Tenant will also, if requested, attorn to
(i) the Owners, the holder of any Encumbrance, or any representative, receiver or receiver-manager appointed or designated by such holder and (ii) any purchaser, transferee or disposee of the Property (or any part of it) or of any ownership or equity interest in the Property (or any part of it), including any purchaser at a foreclosure sale or any sale under a power of sale, under any Encumbrance. The

                  Landlord shall use its reasonable efforts to obtain a non-disturbance agreement, on the mortgagee's standard form with respect to its encumbrance.

                  (b) The form and content of any document requested under
Section 11.2(a) will be that required by the Landlord, the holder of the Encumbrance or the purchaser, transferee or disposee, as the case may be, and the Tenant win execute and deliver any such document to the Landlord within ten
(10) days after the request is made.

         Section 11.3 Execution of Documentation.

         The Tenant will, upon the Landlord's request, execute and deliver to the Landlord within ten (10) days after the request is made, any statements, instruments and certificates required to carry out the intent of Section 11.1 or
Section 11.2. In addition to the Landlord's other remedies under this Lease and at law, if the Tenant fails to so execute and deliver any such statements, instruments or certificates, the Tenant irrevocably appoints the Landlord as the Tenant's attorney with full power and authority to execute and deliver, in the name of the Tenant, all such statements, instruments and certificates.

                                   ARTICLE 12

                                     Default

         Section 12.1 Right to Re-enter.

                  (a) An "Event of Default" occurs whenever:

                           (i) any Rent or Sales Taxes are nor paid when due and
payable;

                           (ii) any covenant or condition of this Lease to be
observed or performed by the Tenant is breached (other than a breach specified in Section 12.1(a) (iii)) and (A) the breach is not remedied within ten (10) days after written notice to the Tenant specifying the particulars of the breach, or (B) if ten (10) days is not a reasonable time to remedy the breach, the Tenant has not commenced diligently to remedy the breach within such ten
(10) day period and is not providing diligently to remedy the breach thereafter within a reasonable time; or

                           (iii) any of the following events occurs:

                                    (1) a report, statement or certificate
delivered by the Tenant pursuant to this Lease is false or misleading except for a misstatement that is the result of an inadvertent or unintentional error,

                                    (2) the Tenant, or a Person carrying on
business in a part of the Leased Premises, or an Indemnifier becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or any proposal, assignment or arrangement with its creditors;

                                    (3) a receiver or a receiver and manager is
appointed for all or a part of the property of the Tenant, or of another Person carrying on business in the Leased Premises, or of an Indemnifier;

                                    (4) steps are taken or proceedings are
instituted for the dissolution, winding up or other termination of the Tenant's or the Indemnifier's existence or the liquidation of their respective assets;

                                    (5) the Tenant or the Indemnifier makes or
attempts to make a bulk sale of any of their assets regardless of where they are situated (except for a bulk sale made to a Transferee when the Transfer is permitted under this Lease or has been consented to by Landlord);

                                    (6) property is sold, disposed of or removed
from the Leased Premises so that there does not remain sufficient property on the Leased Premises available for distraint, free and clear of any lien, charge or other encumbrance ranking ahead of the Landlord's right of distress, to satisfy the Rent due or accruing for at least twelve (12) months;

                                    (7) the Leased Premises are vacant or
unoccupied for five (5) consecutive days, or the Tenant abandons or attempts to abandon the Leased Premises;

                                    (8) the Tenant effects or attempts to effect
a Transfer that is not permitted by this Lease; or

                                    (9) this Lease or any of the Tenant's assets
on the Leased Premises are taken or seized under a writ of execution, an assignment, pledge, charge, debenture, or other security instrument.

                  (b) Upon the occurrence of an Event of Default, (i) the full amount of the current month's and the next three (3) month's installments of Rent (calculated according to Section 12.1(c)), and Sales Taxes will become due and payable, and (ii) the Landlord may re-enter and re-possess the Leased Premises and on such a re-entry, this Lease and all of the Tenant's rights hereunder will terminate without liability on the part of the Landlord for loss or damage, and without prejudice to the Landlord's rights to recover arrears of Rent or Sales Taxes or damages for any previous breach by the Tenant of any covenant or condition of this Lease. On such a termination, (1) the Tenant will promptly (and in any case within ten (10) days after written notice requiring it to do so) remove all of its property from the Leased Premises, or (2) the ` Landlord may at any time remove all or part of the property from the Leased Premises and store it in a public warehouse or elsewhere at the cost of the Tenant. The Landlord will not be responsible for loss or damage to any of the Tenant's property regardless of how the loss or damage is caused, and regardless of negligence. If the Tenant fails to remove its property as required by clause
(1) above, or if it fails to pay the Landlord's costs of removal and storage within ma (10) days after written notice specifying those costs, the Tenant will be considered to have abandoned its property and the Landlord will be entitled to retain it or to sell or dispose of the Tenant's property for the Landlord's own benefit. Notwithstanding any such termination, the Landlord shall be entitled to recover damages from the Tenant including, but not limited to, (A) damages for loss of Rent and Sales Taxes suffered by of this Lease having been prematurely terminated; (B) the cost of recovering the Leased Premises; and (C) solicitor's fees on a solicitor and his client's basis.

                  (c) The Tenant agrees that despite anything contained in the Landlord and Tenant Act (in particular, but not limited to Section 19(2)), no notice of an Event of Default or of a breach of any covenant or condition of this Lease will be considered void or ineffective as of the result of a minor or technical inaccuracy or error.

         Section 12.2 Rejection of Tenant's Repudiation.

         If an Event of Default occurs the Landlord may, instead of terminating this Lease, insist on the performance of the covenants and conditions of this Lease and in that case may do both or either of the following: (a) levy distress for arrears of Rent; and (b) take legal proceedings against the Tenant for both or either of (i) payment of Rent and Sales Taxes as they become due; and (ii) performance of the covenants and conditions of this Lease; all without prejudice, however, to the Landlord's right to terminate this Lease at any time should the Event of Default continue unremedied.

         Section 12.3 Expenses.

         If legal proceedings are brought for recovery of possession of the Leased Premises, for the recovery of Rent or Sales Taxes, or because of an Event of Default by the Tenant, the Tenant will pay to the Landlord its expenses, including its solicitors' fees (on a solicitor his client's basis).

         Section 12.4 Waiver of Exemption from Distress.

         Notwithstanding the Landlord and Tenant Act or any other applicable legislation, none of the furniture, equipment or other property that is, or was at any time, owned by the Tenant is exempt from levy by distress for Rent.

         Section 12.5 Landlord May Cure the Tenant's Default.

         If the Tenant defaults in the payment of money that it is required under this Lease to pay to a third party, the Landlord may, after giving five
(5) days notice in writing to the Tenant, pay all or part of the amount payable. If the Tenant commits a breach of a covenant or condition of this Lease (except for default in the payment of Rent) the Landlord may, after giving reasonable notice (it being agreed that forty-eight (48) hours is a reasonable notice of default of Section 7.1), or, without notice in the case of an emergency, perform or cause to be performed all or part of what the Tenant failed to perform and may enter upon the Leased Premises and do those things that the Landlord considers necessary for that purpose. The Tenant will pay to the Landlord on demand, the Landlord's expense incurred under this Section 12.5 plus an amount equal to fifteen percent (15%) of those expenses for the Landlord's overhead and administrative costs. The Landlord will have no liability to the Tenant for loss or damages resulting from its action or entry upon the Leased Premises.

                  (a) The Tenant will pay to the Landlord, upon demand, a late payment service charge of Two Hundred and Fifty Dollars ($250.00) for any payment of Rent not paid when due pursuant to this Lease.

         Section 12.6 Application of Money.

         The Landlord may apply money received from or due to the Tenant against money due and payable under this Lease.

         Section 12.7 Remedies Generally.

         The remedies under this Lease are cumulative. No remedy is exclusive or dependent upon any other remedy. Any one or more remedies may be exercised generally or in combination. The specifying or use of a remedy under this Lease does not limit rights to use other remedies available under this Lease or at law generally. Subject to Section 10.1(g), any breach by the Landlord under this Lease can be adequately compensated in damages and the Tenant agrees that its only remedy to enforce its rights under this Lease is an action for damages.

                                   ARTICLE 13

                                  Miscellaneous

         Section 13.1 Rules and Regulations.

         The Tenant will observe any rules and regulations from time to time adopted by the Landlord for all or any part of the Property (the "Rules and Regulations"), including but not limited to those set out in Schedule "E," and all such Rules and Regulations are a part of this Lease. The Rules and Regulations may differentiate between different types of businesses, but the Rules and Regulations will be adopted and promulgated by the Landlord acting reasonably and in such manner as would a prudent landlord of a reasonably similar facility. The Landlord may amend or supplement the Rules and Regulations as the Landlord considers necessary for the safety, care, cleanliness and efficient operation of all or any part of the Property. Notice of the Rules and Regulations and amendments and supplements, if any, will be given to the Tenant and the Tenant will thereupon observe them provided that they do not contradict any terms, covenants and conditions of this Lease. The Landlord cannot change or enforce any Rules and Regulations that are unreasonable or discriminatory.

         Section 13.2 Intent and Interpretation.

                  (a) Net Lease.

         It is intended that this Lease is a completely carefree net lease to the Landlord. Except as expressly set out in this Lease, the Landlord is not responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises, or the use and occupancy thereof and the Tenant will pay all charges, impositions, costs and expenses of every nature and kind relating to the Leased Premises except as expressly set out in this Lease.

                  (b) Obligations as Covenants and Severability.

         Each obligation or agreement of the Landlord or the Tenant expressed in this Lease, even if not expressed as a covenant, is considered to be a covenant. If any provision of this Lease is or becomes unenforceable, it shall be considered separate and severable from the Lease and the remaining provisions shall remain in force and be binding upon the parties as though such provision had not been included.

                  (c) Entire Agreement and Amendment or Modification.

         This Lease and the Schedules, and Riders, if any, attached together with the Rules and Regulations set forth all covenants, promises, agreement, conditions or understandings, either oral or written, between the Landlord and the Tenant. No alteration or amendment to this Lease will be binding upon the Landlord or the Tenant unless in writing and signed by the Tenant and the Landlord.

                  (d) Governing Law.

         This Lease will be construed in accordance with and governed by the laws of the Province of Ontario.

                  (e) Time of the Essence.

         Time is of the essence of this Lease and of every part of it.

         Section 13.3 Overholding - No Tacit Renewal.

         If the Tenant remains in possession of the Leased Premises after the end of the Term without having signed a new lease or an extension of Term agreement, there is no tacit renewal of this Lease or the Term, notwithstanding any statutory provisions or legal presumptions to the contrary, and the Tenant will be deemed to be occupying the Leased Premises as a tenant from month-to-month at a monthly Basic Rent equal to twice the monthly amount of Basic Rent payable during the last month of the Term, and otherwise, upon the same terms, covenants and conditions as are set for in this Lease (including the payment of Additional Rent) so far as they are applicable to a monthly tenancy.

         Section 13.4 Tenant Partnership or Group.

                  (a) If the Tenant is a partnership, each Person who is or subsequently becomes a member of the partnership or any successor thereof will be and continue to be subject to and jointly and severally liable for the performance and observance of the terms, covenants and conditions of this Lease, even if the Person ceases to be a member of such partnership or successor thereof.

                  (b) If the Tenant is comprised of more than one (1) Person, each such Person will be and continue to be subject to and jointly and severally liable for the performance and observance of the terms, covenants and conditions of this Lease, even if the Person ceases to be involved in the business conducted from the Leased Premises.

         Section 13.5 Waiver.

                  (a) No waiver by either party of any breach by the other of any term, covenant or condition of this Lease, will constitute a waiver of either party's right in respect of any continuing or subsequent breach. No waiver will be inferred from or implied by any subsequent acceptance of Rent by the Landlord, even if the Landlord knew of the preceding breach at the time it accepted the Rent, nor from or by anything done or omitted to be done by the Landlord except from or by an express written waiver by the Landlord.

                  (b) All Rent is payable by the Tenant in accordance with
Section 3.1, and the Tenant waives the benefit of any statutory or other rights from time to time existing in respect of abatement, set-off or compensation.

         Section 13.6 Limitation of Liability.

         Notwithstanding anything contained in this Lease or in any statutory provision or any rule of law to the contrary, the Tenant acknowledges and agrees that if it obtains a monetary judgment or award in its favour against the Landlord (which is not under appeal by the Landlord):

                  (a) the Tenant shall be entitled to satisfy such judgment or award only to the extent of the Landlord's estate and interest in the Property, subject to the prior rights of the Mortgagees or other encumbrancers; and

                  (b) the Tenant shall not be entitled to levy execution or to enforce its judgment or award by lien, attachment or any other enforcement procedure for the satisfaction of any such judgment or award against any property of the Landlord other than the Landlord's estate and interest in the Property.

         Section 13.7 Accord and Satisfaction.

         No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Rent stipulated is deemed to be other than on account of the earliest stipulated Rent, nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as Rent deemed an acknowledgment of full payment of accord and satisfaction. The Landlord may accept and cash any cheque or payment without prejudice to the Landlord's right to recover the balance of the Rent due or to pursue any other remedy provided in this Lease.

         Section 13.8 Force Majeure.

         Notwithstanding anything in this Lease, if either party is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes or labour troubles; inability to procure materials or services; power failure; restrictive governmental laws or regulations; riots; insurrection; sabotage; rebellion; war; act of God; or other reason whether of a like nature or not which is not the fault or within the reasonable control of the party affected, then the performance of that term, covenant or act is excused for the period of the delay and the time for performing that term, covenant or act will be extended accordingly.

However, the provisions of this Section do not operate to excuse the Tenant from the prompt payment of Rent.

         Section 13.9 Notices.

         Any notice, demand, request or other instrument required or permitted to be given under this Lease shall be in writing, and (a) if given by the Tenant to the Landlord shall be sufficiently given if delivered prepaid to the Landlord, at the Landlord's address set out in Paragraph (h) of the Basic Terms, and (b) if given by the Landlord to the Tenant shall be sufficiently given if delivered prepaid to the Tenant's address set out in Paragraph (i) of the Basic Terms, and every such notice is conclusively deemed to have been given upon the date it was so delivered. If there is more than one Tenant, any notice required or permitted by this Lease may be given by or to any one of them and has the same force and effect as if given by or to all of them. Either party may give written notice of any change of its address and thereafter the new address is deemed to be the address of that party for the giving of notices.

         Section 13.10 Registration.

         The Tenant will not allow or cause this Lease to be registered. If either party intends to register a document for the purpose only of giving notice of this Lease or of any assignment or sublease of this Lease, then, upon request, both parties will join in the execution of a short form or notice of this Lease or any assignment or sublease which will (a) be prepared by the Tenant or its solicitors and be subject to the approval of the Landlord at The Tenant's expense, and (b) only describe the parties, the Leased Premises, the Term, the Commencement Date, and any options to extend the Term. On or before the expiry or earlier on of this Lease, the Tenant shall, at its expense, remove from the title to the Lands, any short form or notice of this Lease registered thereon.

         Section 13.11 Accrual or Basic Rent and Additional Rent.

         Rent will be considered as annual and accruing from day-to-day based upon a three hundred and sixty-five (365) day calendar year and where it becomes necessary for any reason to calculate Rent for an irregular period of less than one (1) year, an appropriate apportionment and adjustment will be made.

         Section 13.12 Compliance with the Planning Act.

         It is a condition of this Lease that the subdivision control provisions of the applicable legislation in force in the Province of Ontario from time to time, be complied with if they apply. If the provisions of such legislation do apply, then until any necessary consent to the Lease is obtained, the Term (including any extensions thereof) and the Tenant's rights granted by this Lease are deemed to extend for a period only of twenty-one (21) years less one (1) day from the Commencement Date.

         Section 13.13 Quiet Enjoyment.

         If the Tenant pays the Rent and observes and performs all its terms, covenants and conditions, the Tenant will quietly hold and enjoy the Leased Premises for the Term without interruption by the Landlord, unless otherwise provided under this Lease.

         IN WITNESS WHEREOF, the Landlord and the Tenant have signed and sealed this Lease.

                                  SCHEDULE "A"

                                LEGAL DESCRIPTION

ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the City of North York, in the Municipality of Metropolitan Toronto, composed of those parts of Block "D" according to a Plan registered in the Land Registry Office for the Registry Division of Toronto Boroughs and York South as Number 7612 designated as Part 1 on a plan of survey prepared by J.D. Barnes Limited dated July 26, 1979 and deposited in the said Land Registry Office as Plan 64R-7908 and as Part 2 an a plan of survey prepared by J.D. Barnes Limited dated February 10, 1979, and deposited in the said Land Registry Office as Plan 64R-7623.

                                  SCHEDULE "B"

                     PLAN OF THE 11TH FLOOR OF THE BUILDING


                                   [FLOORPLAN]

         The purpose of this plan is to identify the approximate location of the Leased Premises in the Building. The Landlord reserves the right at any time to relocate, rearrange, alter or expand any part of the Leased Premises from that shown on this floor plan.

                                  SCHEDULE "C"

                       CONSTRUCTION OF THE LEASED PREMISES

II.      For all other purposes of the Lease:

                  1. The Landlord shall finish the Leased Premises in the manner standard to the Building which, without limiting the generality of the foregoing, will include the following:

                           (a) for multi-tenancy floors, demising partitions
separating the Leased Premises from adjacent leasable premises, together with the Landlord's standard entrance door and the Landlord's standard other door(s) from the public corridor to the Leased Premises as by the appropriate governmental authorities. The interior surfaces of the demising partitions will be printed and ready to receive the Tenant's paint. It is understood that the location of the demising partitions is subject to approval of the appropriate governmental authorities;

                           (b) acoustic tile ceiling panels; and

                           (c) exposed T-bar dropped ceiling system, together
with r ed fluorescent lighting fixtures with original tubes and ballasts installed.

                  2. (a) The Tenant shall pay to the Landlord as Additional Rent, upon demand, the cost of any additional equipment supplied or work performed by the Landlord specifically for the Tenant and any excess or additional cost in the Landlord's Work occasioned by the Tenant's initial or revised requests.

                           (b) The amount so payable shall be the total cost to
the Landlord and shall include (in addition to direct labour, materials and applicable taxes), architectural and engineering fees, any costs attributable to changes requested by the Tenant after approval of the Tenant's plans and specifications by the Landlord, plus the Landlord's overhead and administrative costs of fifteen percent (15%) of the total cost to the Landlord of such equipment or work.

                           (c) Failure by the Tenant to pay any amounts due
under the provisions of this Schedule in the manner provided herein shall constitute a default entitling the Landlord to its remedies under Section 12 of this Lease and to retain for its own use without payment therefor, any Tenant's Work which has been commenced or completed within the Leased Premises.

         B.       Tenant's Work.

                  1. Any alterations or construction not included as part of the Landlord's Work and any changes desired by the Tenant which depart from the Building's standard or which involve the use of materials not standard to the Building are the Tenant's Work is subject to the Landlord's prior written approval and shall be completed at the expense of the Tenant.

                  2. The Tenant will supply and install window coverings as specified by the Landlord or the Landlord will, at its option, supply and/or install standard window coverings at the Tenant's expense.

                  3. Prior to commencing any Tenant's Work, the Tenant will obtain, at its expense, the Landlord's approval of all the Tenant's plans and specifications for the Tenant's Work and all permits, from the applicable authorities, that are necessary for the commencement and completion of the Tenant's Work. The Tenant will not apply for or obtain any such permits unless and until the Landlord shall have approved, in writing, the Tenant's plans and specifications for all aspects of the Tenant's Work.

                  4. The Tenant and its contractors are responsible to remove garbage and debris from the Leased Premises daily and place same into garbage containers provided for that purpose. All tenants will be assessed a portion, as reasonably determined by the Landlord, of the cost of providing empty garbage containers on the job site during the construction of their leased premises. Any of the Tenant's garbage or debris removed by the Landlord's employees will by charged to the Tenant's account and shall be payable as Additional Rent upon demand.

                  5. The Tenant will pay to the Landlord upon demand (a) all reasonable costs incurred by the Landlord with to supervision and administration during the installation of the Leasehold Improvements, including without limitations, supervision by mechanical, engineering and other consultants; (b) all reasonable costs incurred by the Landlord in connection with the Tenant's Work for vertical transport of workers and materials; and (c) all other costs incurred by the Landlord in connection with the Tenant's Work.

                  6. Notwithstanding anything to the contrary, the Landlord may, upon reasonable notice to the Tenant, require the Tenant to perform parts of the Tenant's Work prior to the completion of the Landlord's Work. At the Landlord's option, the Landlord or its contractors may perform all mechanical or electrical work or any work which may affect the Structure to be done by or on behalf of the Tenant with respect to the Leased Premises. The Tenant shall pay to the Landlord upon demand as Additional Rent, all costs and expenses so incurred by the Landlord or its contractors.

                  7. The Tenant shall pay to the Landlord as Additional Rent, upon demand, an amount equal to One Dollar ($1.00) per square foot of the Rentable Area of the Leased Premises, which amount shall be applied against those amounts payable pursuant to Paragraphs 4 and 5 of this Schedule "C". The Tenant may elect to have the Landlord perform all of the Tenant's Work at the Tenant's cost and in such event, the Tenant shall pay to the Landlord as Additional Rent, upon demand, the total cost incurred by the Landlord, plus the Landlord's overhead and administrative costs of fifteen percent (15%) of the total cost in lien of the aforesaid charge of One Dollar ($1.00) per square foot.

         C.       Procedures.

                  1. The Landlord shall give the Tenant at least five (5) days' prior notice of the date upon which possession of the Leased Premises will be available to the Tenant with the Landlord's Work substantially completed or completed to the extent that the Tenant's Work can be performed by the Tenant in conjunction with the Landlord's Work. The Tenant shall, during the Fixturing Period, complete the Tenant's Work and cause its employees and contractors to do their work so as not to interfere with the Landlord's contractors and employees in the completion of the Landlord's Work.

                  2. The Tenant shall, prior to entering any portion of the Building or the Leased Premises for the commencement of the Tenant's Work, complete each of the following obligations to the Landlord's satisfaction:

                           (a) obtain the Landlord's written approval of the
Tenant's plans and specifications (three (3) sets of the plans and specifications shall be given to the Landlord for its approval);

                           (b) provide the Landlord with certificates of
insurance in a form satisfactory to the Landlord, duly executed by the Tenant's insurers evidencing that the insurance required to be placed by the Tenant pursuant to this Lease has been obtained;

                           (c) ensure that all Tenant's Work is performed (i) by
competent workmen whose labour union affiliations are compatible with those employed by the Landlord and its contractors in the Building; (ii) in a good and workmanlike manner; and (iii) only during such hours as are designated by the Landlord. All contractors shall be subject to the prior reasonable approval of the Landlord;

                           (d) provide evidence satisfactory to the Landlord
that the Tenant has obtained at its expense all necessary consents, permits and licenses from all appropriate governmental authorities. Should the Tenant fail to obtain any such required consent, permit or license, the Landlord may, but shall not be obliged to, obtain same on behalf of the Tenant, at the Tenant's cost, payable as Additional Rent on demand, and the Landlord shall be entitled to exercise any or all of the remedies contained in this Lease;

                           (e) provide evidence satisfactory to the Landlord of
the Tenant's work schedule for completion of Tenant's Work.

                  3. Notwithstanding anything to if the Landlord has been impeded or delayed in completing the Landlord's Work in connection with the Leased Premises or in making available the services which the Landlord is obliged to furnish to the Leased Premises and if such impediment or delay has been occasioned by the Tenant's delay in furnishing its plans or any other information required by this Lease by the respective dates herein set out or by any other failure of the Tenant to comply with any or the provisions of this Lease, including the performance of the Tenant's Work (as to any and all of which the Architect shall be the sole judge), then the Commencement Date shall be conclusively deemed to be the date fixed by the Architect as the date when the Fixturing Period would have commenced had the Landlord not been delayed by the Tenant in completing the Landlord's Work as aforesaid. The Tenant shall not be entitled to any abatement of Basic Rent or Additional Rent by reason of any such delay in occupancy following such date so fixed by the Architect.

         D.       Requirements after Performance of Tenant's Work.

         The Tenant shall, upon completion of the Tenant's Work and if requested by the Landlord:

                  1. Provide the Landlord with statutory declarations of the head contractor and one of the Tenant's officers (the "declaration"):

                           (a) stating that the Tenant's Work has been performed
strictly in accordance with the plans and specifications approved by the Landlord and this Schedule "C" and that all deficiencies (if any) which the Landlord has brought to the Tenant's attention have been corrected;

                           (b) stating that there are no construction liens or
other liens or encumbrances registered or otherwise outstanding against the Leased Premises, the Building or the Lands in respect of work, services or materials relating to the Tenant's Work and that all accounts for work, services or materials have been paid in full with respect to all of the Tenant's Work;

                           (c) listing each contractor and subcontractor who did
work or provided materials in connection with the Tenant's Work; and

                           (d) confirming the date on which the last work was
performed and materials were supplied.

                           2. Provide to the Landlord an itemized list certified
by the Tenant showing the costs actually expended by the Tenant for the completion of the Tenant's Work.

                           3. Provide to the Landlord a clearance certificate
issued under the Worker's Compensation Act in respect of each contractor and subcontractor listed on the declaration.

                           4. Obtain and provide to the Landlord a copy of every
occupancy and other permit which may be required by any governmental or other regulatory authority having jurisdiction, to permit the Tenant to open for business.

                           5. Provide the Landlord with a certificate of a
professional engineer or architect acceptable to the Landlord, certifying that the Tenant's Work has been carried out in accordance with the plans and specifications as approved by the Landlord, the Architect and the Landlord's engineering consultants.

         E.       Liens.

         The Tenant shall ensure that no construction liens or other liens or encumbrances in respect of materials supplied or work done or to be done by the Tenant or on behalf of the Tenant or related to the Tenant's Work shall be registered against or shall otherwise affect the Lands or the Landlord's or the Tenant's interest in the Lands.

                                  SCHEDULE "D"
                           METHOD OF FLOOR MEASUREMENT

         The following sets out the various methods of measuring areas in the Building.

                  (a) Office Areas - Single Tenancy Floors

         Both the Rentable Area and the Usable Area of a floor in the Building occupied by a tenant shall be calculated by measuring the area within the outside face of the exterior building walls and glass. It shall include all space within the said area except the stairwells (unless installed for the exclusive benefit of a tenant occupying leased premises on more than one floor of the Building), elevator shafts, flues, stacks, pipe shafts, vertical ducts, other vertical risers which penetrate the floor and the walls enclosing such excepted areas. No deduction shall be made for washrooms, janitor closets, air-conditioning rooms, fan rooms, electrical, telephone or other rooms and closets within and servicing only that floor or servicing a single tenant on more than one floor, corridors, elevator lobbies, service elevator lobbies, any enclosures on the perimeter of the Building used for the purposes of cooling, heating or ventilating or for any columns or projections forming part of the Structure of the Building.

                  (b) Office Areas - Multiple Tenancy Floors

         The Usable Area of leasable premises on a multiple tenancy floor (other than the ground floor) shall be calculated by measuring the area within the outside face of the exterior building walls and glass, the outside face of walls separating the leasable premises from common corridors and the centre of walls separating the leasable premises from adjacent leasable premises, including any enclosures on the perimeter of the Building used for the purposes of cooling, heating or ventilating, and all columns or projections forming part of the Structure of the Building. If leasable premises have any recessed doorway, vestibule or other area which may be set back from the predetermined lease line, the area of such recess for all purposes lies within the Usable Area of the Leased Premises.

         The Rentable Area of leasable premises on a multiple tenancy floor shall be the Usable Area of such leasable premises multiplied by a fraction, the numerator of which shall be the Rentable Area of that floor calculated on the basis of a single tenancy, and the denominator of which shall be the sum of the Usable Areas of all leasable premises on that floor.

                  (c) Ground Floor Areas

         The Rentable Area of ground floor leasable premises shall be calculated by measuring the area within the outside face of the exterior buildings walls and glass, the outside face of walls separating the leasable premises from common corridors, the centre of walls separating the leasable premises from adjacent leasable premises and the predetermined lease line where the leasable premises face onto an interior public corridor or lobby area. No deduction shall be made for vestibules inside the permanent exterior building walls or the predetermined lease line, enclosures on the perimeter of the leasable premises used for the purpose of cooling, heating or ventilating and columns or projections forming part of the Structure of the Building. If ground floor leasable premises are served by a corridor, mechanical room, loading dock or other service area (the "Service Area"), the Rentable Area of such leasable premises shall include the area calculated by multiplying the Rentable Area of the Service Area by a fraction, the numerator of which shall be the Rentable Area of such leasable premises and the denominator of which shall be the sum of the Rentable Areas of all leasable premises served by the Service Area.

                  (d) Multi-floor Leased Premises

         If any leasable premises are located on more than one floor of the Building then that part of such leasable premises on each floor shall be measured separately in accordance with the above provisions and the Rentable Area of such leasable premises shall be the aggregate of the Rentable Areas of such leasable premises on each floor of the Building.

                  (e) Storage Areas

         The Rentable Area of leasable premises comprising the Storage Areas shall be calculated in the same manner as is provided for the calculation of the Rentable Area of ground floor leasable premises.

                  (f) Rentable Area of the Building

         The Rentable Area of the Building shall be the aggregate of the Rentable Area of each office floor above grade calculated on the basis that it is a single tenancy floor together with the Rentable Area of each of the leasable premises on the ground floor.

         The Rentable Area of the Building shall:

                           (i) exclude public lobbies and walkways on the ground
floor and all Storage Areas; and

                           (ii) be adjusted from time to time to reflect any
changes, additions or improvements to the Building.

                                   SCHEDULE F

                              RULES AND REGULATIONS

         1. The Tenant will not place or permit any debris, garbage, trash or refuse (collectively, "trash") to be placed or left in or upon any part of the Building outside of the Leased Premises. The Tenant will not remove from the Leased Premises or dispose of any trash other than in the manner and at the times prescribed by the Landlord. If the Leased Premises are part of the Retail
Area: (a) the Tenant will keep any trash in ratproof containers (and if the Landlord requires, in refrigerated containers) within the interior of the Leased Premises until removed; (b) the Tenant will not permit undue accumulations of trash in the Leased Premises; and (c) the Tenant will remove all trash from the Leased Premises at the Tenant's expense, on a regular basis, in the manner and at the times prescribed by the Landlord.

         2. The Landlord will permit the Tenant and the Tenant's employees and all Persons lawfully requiring communication with them to have the use during Normal Business Hours of the main entrance and the stairways, corridors, elevators, if any, or other mechanical means of access leading to the Leased Premises. At times other than during Normal Business Hours the Tenant and its employees will have access to the Building and to the Leased Premises only in accordance with the Rules and Regulations and will be required to identify themselves satisfactorily and to register in any book which the Landlord may keep for that purpose. The Tenant is not permitted to move in or out of the Leased Premises during Normal Business Hours.

         3. The Tenant and its employees may use the washrooms, if any, on the Tenant's floor of the Building.

         4. If the Leased Premises are part of the Office Area, the Tenant will allow window cleaners to have access to the Leased Premises during Normal Business Hours to clean the windows of the Leased Premises.

         5. The sidewalks, entrances, passages, elevators and staircases will not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Leased Premises or the Building.

         6. The Tenant, its agents, servants, contractors, invitees or employees, will not bring in or take out, position, construct, install or move any safe or other heavy machinery, equipment or furniture or anything which is likely to injure or destroy any part of the Building without first obtaining the Landlord's written consent. The Landlord will have the right to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms, to distribute weight. The Tenant will repair, at its expense, all damage caused to the Building in so moving or using any heavy equipment or other office equipment or furniture. The moving of all heavy equipment or other office equipment or furniture will occur only by prior arrangement with the Landlord. No Tenant will employ anyone to do its moving in the Building other than staff of the Building, unless permission to employ anyone else is given by the Landlord and the reasonable cost of such moving will be paid by the Tenant. Safes and other heavy office equipment and machinery will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in elevators except during hours approved by the Landlord.

         7. The Tenant will not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord.

         8. The Tenant will not permit any cooking of any food or liquids in the Leased Premises without the written consent of the Landlord.

         9. Canvassing, soliciting and peddling in or about the Building are prohibited.

         10. The Tenant will not place or maintain any supplies, merchandise or other articles in or otherwise obstruct any vestibule or entry of the Leased Premises, or the footwalks adjacent thereto or elsewhere on the exterior of the Leased premises or elsewhere in the Building including, without limitation elevators, hallways or stairwells.

         11. The Tenant will not permit or allow any odors, vapors, steam, water, vibrations, noises or other undesirable effects to emanate from the Leased Premises or any equipment or installation therein, which in the Landlord's opinion, are objectionable or cause any interference with the safety, comfort or convenience of the Building for the Landlord or the occupants and tenants thereof or their agents, servants, invitees or employees. The Tenant will keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Leased Premises.

         12. The Tenant will use only the window coverings specified by the Landlord and will not install or permit to be installed on or adjacent to the windows in the Leased Premises any other window coverings or shades of any type whatsoever whether or not visible from the outside of the Building, including, without limitation, drapes, curtains, blinds or shades.

         13. The Tenant shall not receive or ship fixtures, equipment or articles of any kind whatsoever except through facilities, doors and elevators designated by the Landlord and at hours prescribed by the Landlord and under the supervision of the Landlord, its agents or employees.

         14. The Tenant shall not obstruct or otherwise interfere with the heating, air-conditioning or ventilation units contained in the Building.

         15. The Tenant will not permit any of its servants, invitees, employees or agents to bring upon the Building or the Leased Premises any animals or bicycles.

         16. The Tenant will keep the Leased Premises free of insects, rodents, vermin and other pests and, if the Landlord requires, retain the services of a pest extermination contractor designated by or acceptable to the Landlord, at the Tenant's expense.

         17. The Tenant will not use the Leased Premises for lodging, sleeping or any illegal purpose.

                                  SCHEDULE "F"

                                   DEFINITIONS

         In this Lease and in the Schedules to this Lease the following definitions are applicable:

         1. "Additional Rent" means all sums of money or charges required to be paid by the Tenant under this Lease (except Basic Rent and Sales Taxes) whether or not designated "Additional Rent" or payable to the Landlord.

         2. "Alterations" means any repairs, replacements, decorations, Leasehold Improvements or other alterations made by or on behalf of the Tenant to any part of the Leased Premises.

         3. "Architect" means the architect, surveyor or space planner from time to time named by the Landlord. The decision of the Architect whenever required by this Lease (or requested by the Landlord) and any certificate prepared or approved by the Architect will be final and binding.

         4. "Basic Rent" means the sums payable by the Tenant to the Landlord as set out in Section 3.2.

         5. "Building" means the multi-storey office building erected or to be erected on the Lands and located in the City of Toronto, Province of Ontario, known municipally as 2 Carlton Street, from and including the lowest floor or level of the Building to and including the roof thereon, the Common Areas and Facilities, the Parking Garage, the Storage Areas, and the areas and facilities serving the Building, as determined by the Landlord, which areas and facilities may include, without limitation, lobbies, foyers and vestibules, sidewalks, storage and mechanical areas, janitor rooms, mail rooms, telephone, mechanical and electrical rooms, stairways, escalators, elevators, truck and receiving areas, driveways, loading docks and corridors and shall also include the Retail Area, the Office Area and those areas designated or intended by the Landlord to be leased or used for service, administration, management, safety and operational purposes.

         6. "Business Taxes" means business taxes, license fees, personal property taxes or other similar assessments, taxes, rates or levies imposed by any taxing authority, in respect of any assets located in, use, enjoyment or occupancy of, or business carried on in the Leased Premises or any other portion of the Property.

         7. "Capital Tax" is an amount determined by multiplying each of the "Applicable Rates" by the "Capital" and totaling the products. "Capital" is the amount of capital which the Landlord determines, without duplication, that is from time to time invested by the Landlord, the Owners or all of them, in acquiring, developing, expanding, redeveloping and improving the Property. Capital will not be increased by any financing or refinancing except to the extent that the proceeds are spent or invested directly as Capital. An "Applicable Rate" is the capital tax rate specified from time to time under any statute of Canada and any statute of the Province which imposes a tax in respect of the capital of corporations. Each Applicable Rate will be considered to be the rate that would apply if none of the Landlord or the Owners employed capital outside of the Province. Where part of the capital of the Landlord or the Owners (or corporations that are considered to be related to or associated with any of them) is not taxable under a statute referred to above, that non-taxable capital will be apportioned by the Landlord and the Owners among each of their respective assets and the assets of the related or associated corporations for the purpose of determining Capital.

         8. "Common Areas and Facilities" means (a) those areas, facilities, utilities, improvements, equipment and installations in the Building which, from time to time, are not designated or intended by the Landlord to be leased to tenants of the Building, and (b) those areas, facilities, utilities, improvements, equipment and installations which serve or are for the benefit of the Property, whether or not located within, adjacent to, or near the Building and which are designated from time to time by the Landlord as part of the Common Areas and Facilities, including, without limitation, all areas, facilities, utilities, improvements, equipment and installations which are provided or designated from time to time by the Landlord for the. use or benefit of the tenants of the Building, their employees, customers and other invitees in common with others entitled to their use and benefit.

         9. "Fixtures" means all furniture, trade fixtures and equipment installed by the Tenant in the Leased Premises and not affixed in any manner thereto.

         10. "Fixturing Period" means the period described in Paragraph (c) of the Basic Terms.

         11. "Indemnifier" means the Person who has executed or agreed to execute the Indemnity Agreement that is attached to this Lease as Appendix "A".

         12. "Landlord" means the party of the First Part and, in sections that contain a release or other exculpatory language in favor of the Landlord, includes its officers, directors, employees (while in the ordinary course of their employment) and agents.

         13. "Landlord's Work" means all construction and other work referred to as "Landlord's Work" in Schedule "C" of this Lease.

         14. "Lands" means the lands underneath, adjacent and appurtenant to the Building, as more particularly described in Schedule "A" attached to this Lease or as such Lands may be altered, expanded or reduced from time to time.

         15. "Lease" means this agreement and all the terms, covenants and conditions set out herein, as amended from time to time in accordance with
Section 13.2(c).

         16. "Lease Year" means a period of twelve (12) consecutive calendar months, and in the case of the first Lease Year, if the Commencement Date is not the first day of a calendar month, plus that portion of the month between the Commencement Date and the last day of the month in which the Commencement Date occurs, inclusive. The last Lease Year shall terminate on the expiration or earlier termination of this Lease.

         17. "Leased Premises" means the premises demised by this Lease.

         18. "Leasehold Improvements" means all items generally considered as leasehold improvements, excluding any Fixtures but including without limitation all installations, alterations and additions from time to time made, erected or installed in the Leased Premises by or on behalf of the Tenant, or any previous occupant of the Leased Premises or any portion thereof including, without limitation, all partitions however affixed and whether or not moveable, hearing, ventilating and air-conditioning systems, facilities and equipment, light fixtures, internal stairways and doors, and floor, wall and ceiling coverings.

         19. "Market Rental" means, at any given time, the then current fair market net rental rate for net leases with similar terms (including, without limitation, the length of the term and the frequency of adjustments in rent, if any) entered into at arm's length for premises of similar size, age, quality and use, similarly improved and fixtured in similar office buildings in the City of Toronto, Province of Ontario.

         20. "Mortgagee" means any mortgagee or chargee (including any trustee for bondholders), from time to time, of the Property or any part thereof, or of the Landlord's interest in the Property.

         21. "Normal Business Hours" means the hours from 8:00 a.m. to 6:00 p.m. on Mondays to Fridays unless such a day is a statutory holiday.

         22. "Office Area" means the aggregate of all portions of the Building from time to time designated by the Landlord for office purposes as from time to time altered, improved, reduced or expanded by the Landlord.

         23 (a). "Operating Costs" means the total animmis incurred, paid or payable by or on behalf of the Landlord for the maintenance, operation, repair, replacement, management and administration of the Building and the Property, calculated as if the Building were at all times fully occupied and operational.

         (b) Operating Costs include, without limitation and without duplication, the aggregate of:

         (i) the total annual costs of insuring the Building and the improvements and equipment and other property servicing the Building from time to time as the Landlord, or the Mortgagee, from time to time determines;

         (ii) the cost of cleaning (including carpet cleaning in the Common Areas and Facilities and window cleaning), snow removal, garbage and waste collection and disposal and pest control, including the cost of performing the work referred to in Section 5.2(a), and the cost of security, supervision and traffic control;

         (iii) the cost of Utilities used in maintaining, operating, heating, ventilating and air-conditioning the Building including all leasable premises therein, except to the extent separately metered and paid for directly by individual tenants;

         (iv) salaries, wages and other amounts (including management fees and contributions and premium for fringe benefits, unemployment insurance, pension plans, Workers'



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
Compensation and other similar contributions and premiums) paid or payable for all management, supervisory, and operational personnel including the Building manager, engineers, janitors, caretakers, security staff, management and all other related personnel (in each case, whether employed by the Landlord or pursuant to a third party management contract), engaged in the repair, care, maintenance, security, management and cleaning of the Property;

         (v) the cost of the rental of any equipment and signs, and the cost of supplies, used in the maintenance and operation of the Property;

         (vi) audit fees and the cost of accounting services incurred in the preparation of the statements referred to in this Lease and the financial statements related thereto, and in the computation of the rents and other charges payable by tenants of the Building;

         (vii) the cost of all repairs and replacements (including repairs and replacements which are structural in nature or which are considered capital items in accordance with generally accepted accounting principles) to and maintenance (including, without limitation, landscaping maintenance) and operation of the Property and the systems, facilities and equipment serving the Building and all repairs and replacement undertaken by the Landlord for the general safety and benefit of the tenants of the Building or to reduce Operating Costs, and the cost of installing energy conservation equipment and systems and safety or life support systems in the Building or on the Property;

         (viii) depreciation or amortization over the economic life, together with interest on the undepreciated or unamoritized portion calculated at two (2) percentage points above the Prime Rate, of the, costs, including repairs and replacements, of the maintenance, cleaning, operating, heating, ventilating and air-conditioning equipment, master utility meters and all other fixtures, equipment and facilities comprising the Common Areas and Facilities, which in accordance with generally accepted accounting principles, are not fully expensed or deducted in the fiscal period in which they are incurred;

         (ix) all Business Taxes, if any, from time to time payable by the Landlord with respect to the Building or the Property, and Capital Tax;

         (x) the Market Rental attributable to premises occupied for management, supervisory or administrative purposes in connection with the Building or the Property including, without limitation, premises leased or used for service, administration, management, safety and operational purposes; and

         (xi) an administration fee of fifteen percent (15%) of the costs referred to above in this Paragraph 23.

         From the total of the above costs, there shall be deducted or excluded, as the case may be:

         (aa) all net recoveries which reduce Operating Costs received by the Landlord from tenants as a result of any act, omission, default or negligence of such tenants or by reason of a breach by such tenants under clauses in their respective leases requiring their contribution to Operating Costs);



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
         (bb) net proceeds received by the Landlord from insurance policies taken out by the Landlord to the extent that the proceeds relate to Operating Costs;

         (cc) ground rent payable to any ground lessor if the Landlord is not the owner of the Lands and principal and interest payments on any mortgages, charges or other encumbrances registered against the title of the Property;

         (dd) all net recoveries by the Landlord in respect of warranties or guarantees relating to the construction of the Building or any portion thereof, to the extent that repair costs in respect of the work covered by warranty or guarantee are included in Operating Costs;

         (ee) contributions, if any, to the cost of maintaining and operating the Storage Areas made by tenants or occupants of such premises;

         (ff) costs and expenses relating to the leasing of space or premises in the Building including leasing commissions, legal fees and advertising costs; and

         (gg) contributions, if any, to the cost of the excess supply, to the Tenant or other tenants of the Building, of Utilities used in maintaining, operating, heating, ventilating and air-conditioning the Building.

         24. "Owners" means the registered owns and holders of the freehold or leasehold title of the Property or any part thereof from time to time. In sections that contain a release or other exculpatory language in favor of the Owners, "Owners" includes the officers, directors, employees (while in the ordinary course of their employment) and agents of the Owners.

         25. "Parking Garage" means all parking facilities, if any, located within or adjacent to the Building or the Property, as they may from time to time be altered, improved, reduced or expanded by the Landlord in its sole discretion, including without limitation all entrances and exits thereto, access ramps and any delivery passages located therein.

         26. "Person", if the context allows, includes any person, firm, partnership or corporation, or any group of persons, firms, partnerships or corporations or any combination thereof.

         27. "Prime Rate" means the commercial lending rate of interest, expressed as an annual rate, that any chartered bank or trust company of the Landlord quotes from time to time at its principal office in Canada as the reference rate of interest (which is commonly known as its "prime rate"), and which serves as the basis upon which effective rates of interest are calculated for Canadian dollar loans made in Canada to its commercial customers with interest payable as a function of its prime rate.

         28. "Property" means the Building and the Lands.

         29. "Proportionate Share" means a fraction which has as its numerator the Rentable Area of the Leased Premises and as its denominator the Rentable Area of the Building.

         30. "Rent" means Basic Rent and Additional Rent.



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
         31. "Rentable Area" means the rentable area calculated in accordance with the provisions of Schedule "D".

         32. "Retail Area" means those portions of the Building, if any, located on the ground floor of the Building and from time to time designated by the Landlord for retail commercial purposes, as from time to time altered, improved, reduced or expanded by the Landlord in its sole discretion.

         33. "Rules and Regulations" means the rules and regulations described in Section 13.1.

         34. "G.S.T." means the amounts payable by the Tenant in accordance with
Section 4.3(c).

         35. "Storage Areas" means those portions of the Building, if any, from time to time designated by the Landlord for storage purposes, as from time to time altered, improved, reduced or expanded by the Landlord in its sole discretion.

         36. "Structure" means the foundations, roof (including the roof membrane), exterior wall assemblies including weather walls and bearing walls, sub floor and structural columns and beams of the Building and any other portions of the Building designated by the Landlord from time to time as Structure.

         37. "Taxes" means all real property and commercial concentration taxes, rates, duties and assessments (including local improvement taxes), imposts, charges or levies, whether general or special, that are levied, rated, charged or assessed against the Property or any part thereof or Rent there from from time to time by any lawful taxing authority, whether federal, provincial, municipal, school or otherwise, and any taxes or other amounts which are imposed in lieu of, or in addition to, any such real property or commercial concentration taxes whether of the foregoing character or not and whether in existence at the Commencement Date or not, and any such real property or commercial concentration taxes levied or assessed against the Landlord or the Owners on account of their interest in or ownership of the Property or any part thereof, calculated on the basis of the Building being assessed as a fully leased and operational building, and the costs and expenses incurred for consulting, appraisal, legal and other services to the extent they are incurred in an attempt to minimize or reduce any of the real property or commercial concentration taxes referred to above.

         38. "Tenant" means the party of the Second Part and if the Tenant is an individual, his heirs, executors and administrators, and in every case, its permitted successors and assigns. Any reference to "Tenant" includes, where the context allows, the servants, employees, agents, invitees and licensees of the Tenant and all others over whom the Tenant may reasonably be expected to exercise control.

         39. "Tenant's Work" means all construction and other work required to be provided or performed in order to render the Leased Premises complete and suitable to open for business, including without limitations, all work designated as Tenant's Work in Schedule "C" of this Lease, but excluding those items specifically referred to as "Landlord's Work".



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
         40. "Term" means the period described in Paragraph (b) of the Basic Terms.

         41. "Usable Area" means the usable area calculated in accordance with the provisions of Schedule "D".

         42. "Utilities" means all gas, electricity, water, sewer, steam, fuel, power, telephone and other utilities used in or for or allocated by the Landlord to the Building or the Leased Premises, as the case may be.



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
                                  APPENDIX "B"

                               SPECIAL PROVISIONS

(a)      Special Provisions (IF APPLICABLE):

         RENT FREE PERIOD

         Notwithstanding anything to the contrary, Basic Rent shall not accrue or be payable during the first four (4) months of the Term. The Tenant shall, however, during such periods throughout the Term, be obligated to pay all amounts due hereunder as Additional Rent and any other charges payable under this Lease.

         AS IS

         The Tenant shall accept the Leased Premises from the Landlord in an "as is" condition and the Landlord shall not be required to do any work of any kind in the Leased Premises in order to prepare them for the Tenant's use and occupancy, save and except that the Landlord warrants and represents that all services provided to the Leased Premises by the Landlord (Heating, Air-conditioning etc.) will be free from any defects. In the event that any defects occur, Landlord hereby undertakes to repair such defects forthwith upon notification by the Tenant.

         COMMENCEMENT DATE AND ADVANCED OCCUPANCY

         Notwithstanding the Commencement Date set out herein, the Landlord may advance the Commencement Date by giving written notice to the Tenant of the Advanced Commencement Date to the Tenant at least 30 days prior to same.

         PARKING

         The Tenant shall have the use of the surface parking lot designated for the Building based on the ratio of three (3) stalls per 1,000 square feet leased throughout the Term of the Lease at no additional cost to the Tenant.

         RESTORATION

         Notwithstanding anything contained herein, the Tenant shall not be responsible for restoration of the Leased Premises or removal of the existing or approved leasehold improvements in the Leased Premises (save for Tenant's trade fixtures) at the expiry of the lease term or any extensions; however, this does not absolve the Tenant's responsibility to repair damage and maintain the Leased Premises in good repair as outlined herein.

         MEASUREMENT

         Prior to the Commencement Date, the Landlord warrants and represents that is shall provide a Certificate of Measurement from the Landlord's architect or certified space planner verifying the Rentable Area of the Leased Premises and the Rent shall be adjusted accordingly.


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
         It is understood and agreed that the Rent payable hereunder shall be payable on the Rentable Area measured in accordance with BOMA industry standards.

         EXTENSION OF TERM

         If:

         (i) the Tenant pays the Rent as and when due and punctually observes and performs its covenants, obligations and agreements under and in accordance with the terms of this Lease;

         (ii) the Tenant is not in breach or default under the terms of this Lease;

         (iii) the Tenant gives the Landlord not less than six (6) months notice prior to the expiry of the initial Term of its intention to extend the Term; and

         (iv) the Tenant is ViAlta.com, Inc. and is itself in occupation of and conducting business in the whole of the Leased Premises;

         then the Tenant will have the right Lo extend the Term upon the expiry of the initial Term for one further period of two (2) years (the "Extended Term") upon the same terms and conditions as are set out in this Lease, except that:

         (v) there will be no further right to extend the Term;

         (vi) any Fixturing Period, or requirement on the Landlord's part to do any Landlord's Work or pay to the Tenant any construction allowance, inducement, loan or other amount in connection with this Lease or improvements installed in the Leased Premises, set out in this Lease, shall not apply to the Extended Term;

         (vii) if the Landlord requires, the Tenant will promptly execute an extension agreement prepared by the Landlord at the Tenant's expense, giving effect to the Extended Term; and

         (viii) the annual Basic Rent shall be mutually agreed upon between the Landlord and the Tenant based upon the Market Rental of the Leased Premises, provided that the Basic Rent shall in no event be less than the annual Basic Rent payable by the Tenant for the last twelve (12) months of the initial Term; and provided further that if the parties are unable to agree as to such Basic Rent by no later than three (3) months prior to the expiry of the initial Term, then the Basic Rent shall be determined by arbitration in accordance with the Arbitrations Act of Ontario. If the annual Basic Rent has not been determined by the commencement of the Extended Term, the Tenant shall pay Basic Rent at the rate applicable to over holding as set out in Section 13.3, and within ten (10) days after the Basic Rent for the Extended Term is determined, the Tenant shall pay to the Landlord any amount retroactively owing from the commencement of the Extended Term.]

         If the Tenant fails to exercise the foregoing option to extend the Term in accordance with this Section of Appendix "B", or if the other conditions set out in this Section of Appendix "B" are not satisfied, this option to extend shall be null and void.



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